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                                                                     Exhibit 4.1

                                   [FORM OF]

     FOURTH SUPPLEMENTAL INDENTURE dated as of October 30, 2001 between CSX Corporation, a Virginia corporation (the "Company"), and The Chase Manhattan Bank, a New York banking corporation, Trustee (the "Trustee").


                            RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of August 1, 1990 and supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997 (the "Second Supplemental Indenture") and the Third Supplemental Indenture dated as of April 22, 1998 (the "Third Supplemental Indenture") (the indenture, as so supplemented and as further supplemented herein, is herein called the "Indenture"), pursuant to which one or more series of unsecured debentures, securities or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time;

     WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purpose, among other things, of establishing the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301 of the Indenture;

     WHEREAS, the Company desires to issue and has duly authorized the execution and delivery of this fourth supplemental indenture (the "Fourth Supplemental Indenture") to provide for the issuance of the Zero Coupon Convertible Debentures due October 30, 2021 (the "2001 Convertible Securities").

     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fourth Supplemental Indenture to amend and supplement the Indenture; and

     WHEREAS, all things necessary to make this Fourth Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the 2001 Convertible Securities by the Holders thereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed as follows:

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                                  ARTICLE ONE
                        THE 2001 CONVERTIBLE SECURITIES

          Section 1.1 Title and Terms. The 2001 Convertible Securities shall be
                      ---------------
known and designated as the "Zero Coupon Convertible Debentures due October 30, 2021" of the Company and shall mature on October 30, 2021. The 2001 Convertible Securities shall be general unsecured unsubordinated obligations of the Company. Except as provided in Section 1 of Exhibit A, the 2001 Convertible Securities shall not bear cash interest. Each 2001 Convertible Security shall initially represent the Issue Price and shall accrete in value such that the initial yield to maturity shall be 1.00% per annum through the Stated Maturity. The accretion rate in effect with respect to each 2001 Convertible Security shall at any time equal the yield to maturity then in effect for such 2001 Convertible Security. The yield to maturity (or, if the Company has elected to restate the principal amount of the 2001 Convertible Securities and pay cash interest on the 2001 Convertible Securities following the occurrence of a Tax Event, the cash interest rate) on each 2001 Convertible Security shall be reset on October 30, 2007, October 30, 2011 and October 30, 2016 (each, a "Reset Date") to a rate per annum equal to the Five-Year Treasury Rate minus 2.80% (a "Rate Reset"). On each Reset Date, the yield to maturity (or the cash interest rate, if the principal amount of the 2001 Convertible Securities shall have been restated following the occurrence of a Tax Event) shall be adjusted upwards or downwards in accordance with this formula and shall be in effect until the next succeeding Reset Date. In no event, however, shall the yield to maturity (or the cash interest rate, if the principal amount of the 2001 Convertible Securities shall have been restated following the occurrence of a Tax Event) be reset below the initial rate per annum or above 3.00% per annum. The principal amount of each 2001 Convertible Security at any time shall equal the Accreted Value (or, if the Company has elected to restate the principal amount of each 2001 Convertible Security and pay cash interest on such 2001 Convertible Security following the occurrence of a Tax Event, the Restated Principal Amount) of such 2001 Convertible Security.

          Section 1.2 Form
                      ----

          (a) Global Securities.  The 2001 Convertible Securities shall be
              -----------------
issued initially in the form of one or more Global Securities substantially in the form of Exhibit A-1, which is a part of this Fourth Supplemental Indenture.
            -----------
Each Global Security shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount at maturity of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          (b) Certificated Securities. 2001 Convertible Securities not issued as
              -----------------------
interests in a Global Security shall be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.
                             -----------

          (c) Exchange of Global Securities for Certificated Securities.
              ---------------------------------------------------------

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          (1)  Notwithstanding any other provisions of the Indenture or the 2001
Convertible Securities, a Global Security shall not be exchanged in whole or in part for a 2001 Convertible Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for 2001 Convertible Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary); or (iii) an Event of Default has occurred and is continuing with respect to the 2001 Convertible Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary.

          (2) 2001 Convertible Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount at maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Security Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount at maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the 2001 Convertible Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the 2001 Convertible Securities.

          (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written

                                       3
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certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any 2001 Convertible Security.

          Section 1.3 Paying Agent and Conversion Agent. The Company shall
                      ---------------------------------
maintain in the Borough of Manhattan, the City of New York, an office or agency where 2001 Convertible Securities may be presented for exchange, purchase, redemption or payment ("Paying Agent") and an office or agency where 2001 Convertible Securities may be presented for conversion ("Conversion Agent"). The Company may have one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent and the term Conversion Agent includes any additional conversion agent.

          The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Indenture and any such presentation for exchange, purchase, redemption, payment or conversion may be made at [ADDRESS OF TRUSTEE]. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Conversion Agent.

          The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the 2001 Convertible Securities.

          The Company's stock transfer agent (the "Stock Transfer Agent") is Computer Share Investor Services, LLC.

          Section 1.4 Paying Agent to Hold Money and Securities in Trust. Except
                      --------------------------------------------------
as otherwise provided herein, on or prior to each due date of payments in respect of any 2001 Convertible Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shall cause its Stock Transfer Agent to prepare and issue shares of Common Stock ready for delivery in book-entry form through the facilities of DTC, as applicable, sufficient to make such payments when so becoming due. The Stock Transfer Agent shall confirm that it has received such direction from the Company in writing to the Trustee. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of the 2001 Convertible Securities or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the 2001 Convertible Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust by the Stock Transfer Agent. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and

                                       4
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Common Stock disbursed by the Stock Transfer Agent on its behalf. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

                                  ARTICLE TWO
                            SCOPES OF APPLICABILITY

          Section 2.1 Applicability of this Fourth Supplemental Indenture.
                      ---------------------------------------------------
Except as otherwise provided herein, the provisions of this Fourth Supplemental Indenture shall be applicable, and the Indenture is hereby amended and supplemented as specified below, solely with respect to the 2001 Convertible Securities, and not with respect to any other Securities previously issued or to be issued under the Indenture.

          Section 2.2 Applicability of Indenture. Except as otherwise provided
                      --------------------------
herein, the 2001 Convertible Securities shall be subject to the provisions of the Indenture. Any references in the Indenture to "the principal amount of the Securities" shall be construed to include, where applicable, the Restated Principal Amount following the occurrence of a Tax Event and, in respect to
Section 502 of the Indenture ("Acceleration of Maturity, Recission, Annulment"), the Accreted Value of the 2001 Convertible Securities. In Section 902(1) of the Indenture, the reference to "any such payment on or after the Stated Maturity thereof" in the second to last line of such subsection shall be construed to include, as applicable, any payment with respect to any 2001 Convertible Securities on or after a Purchase Date or a Change in Control Purchase Date, as the case may be.

          Section 2.3 Fourth Supplemental Indenture Shall Govern. In the event
                      ------------------------------------------
of a conflict between any provisions of the Indenture and this Fourth Supplemental Indenture, the relevant provision or provisions of the Fourth Supplemental Indenture shall govern.

                                 ARTICLE THREE
                                  DEFINITIONS

          Section 3.1 Definitions. Section 101 of the Indenture is hereby
                      -----------
amended and supplemented by adding the following definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture unless otherwise defined in this Fourth Supplemental Indenture, in which case definitions set forth in this Fourth Supplemental Indenture shall govern.

          "Accreted Value" for a 2001 Convertible Security means, as of any date, the sum of (i) the Issue Price of such 2001 Convertible Security and (ii) the accretion in value of such 2001 Convertible Security as of such date, computed for each semi-annual accretion period by applying the accretion rate then in effect for such 2001 Convertible Security, based on the yield to maturity then in effect for such 2001 Convertible Securities, to the sum of (x) the Issue Price of such 2001 Convertible Security and (y) the accretion in value of such 2001 Convertible Security from the Issue Date up to but not including the beginning of such semi-annual accretion period, using a 360-day year comprised of 30-day months. Semi-annual accretion periods shall end on (but exclude) an Interest Payment Date, with the first semi-annual accretion period beginning on the Issue Date and ending on (but excluding) the Interest Payment Date on April 30, 2002. The accretion in value shall be computed for any period shorter than a full semi-

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annual period, using a 30-day month and for any period shorter than one month, using the actual number of days elapsed. Any accretion in value so computed shall be rounded to the nearest whole dollar.

          "Associate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Capital Stock" for any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock or other equity interests issued by that person.

          "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.
                              -----------

          "Common Stock" means the common stock, $1.00 par value, of the Company as existing on the date of this Fourth Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed. All Common Stock delivered hereunder shall be in book-entry form and delivered through the facilities of DTC.

          "Five-Year Treasury Rate" means, with respect to any Reset Date, the U.S. Treasury yield displayed on the Bloomberg Service screen accessed by the command which is currently "GT5 [GOVT] HP [GO]" (currently page [066]) (or any successor or substitute page and command of such service providing rate quotations comparable to those currently provided on such page of such service) specified as the last reported yield applicable to U.S. Treasury Notes at the close of business on the date that is 120 days prior to such Reset Date (or, if such date is not a Business Day, on the next succeeding date that is a Business
Day) or, if such yield is not available at such time for any reason, the "Five Year Treasury Rate" with respect to such Reset Date shall mean the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) for direct obligations of the United States of America having a maturity that is equal to five years, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519) -- Selected Interest Rates" or any successor publication, specified as the closing rate applicable to five-year U.S. Treasury Notes for the date that is 120 days prior to such Reset Date (or, if such date is not a Business Day, on the next succeeding date that is a Business Day).

          "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1.
                              -----------

          "Issue Date" of any 2001 Convertible Security means the date on which the 2001 Convertible Security was originally issued or deemed issued as set forth on the face of the 2001 Convertible Security.

          "Issue Price" of any 2001 Convertible Security means, in connection with the original issuance of such 2001 Convertible Security, the initial issue price at which such 2001 Convertible Security is sold as set forth on the face of such 2001 Convertible Security.

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          "Principal Subsidiary" means, notwithstanding the definition set forth in the Second Supplemental Indenture and with respect to any Securities issued under the Indenture after the date of this Fourth Supplemental Indenture, CSX Transportation, Inc.

          "Redemption Date" of any 2001 Convertible Security shall mean the date specified in a notice of redemption on which the 2001 Convertible Securities may be redeemed in accordance with the terms of the 2001 Convertible Securities and this Fourth Supplemental Indenture.

          "Redemption Price", when used with respect to any 2001 Convertible Securities, has the meaning specified in Section 4.1 of this Fourth Supplemental Indenture.

          "Stated Maturity", when used with respect to any 2001 Convertible Securities, means October 30, 2021.

          "2001 Convertible Securities" has the meaning specified in the recitals of this Fourth Supplemental Indenture.

          "2001 Convertible Securityholder" or "Holder" means a person in whose name a 2001 Convertible Security is registered in the Security Registrar.

          Section 3.2 Other Definitions. Other definitions shall have the
                      -----------------
meaning ascribed to them in the sections of this Fourth Supplemental Indenture set forth below.

     Term:                                                    Defined in:
     ----                                                     ----------

     "Accreted Conversion Price"...........................   Exhibit A-1
     "Agent Members".......................................   1.2(c)(5)
     "Applicable Percentage"...............................   Exhibit A-1
     "Average Sale Price"..................................   7.7
     "beneficial owner"....................................   4.8(a)
     "cash"................................................   4.7(b)
     "Change of Control"...................................   4.8(a)
     "Change of Control Company Notice"....................   4.8(b)
     "Change of Control Purchase Date".....................   4.8(a)
     "Change of Control Purchase Notice"...................   4.8(c)
     "Change of Control Purchase Price"....................   4.8(a)
     "Closing Sale Price"..................................   4.7(d)
     "Company Notice"......................................   4.7(e)
     "Company Notice Date".................................   4.7(c)
     "comparable yield"....................................   5.3
     "Conversion Agent"....................................   1.3
     "Conversion Date".....................................   7.2
     "Conversion Rate".....................................   7.1
     "Depositary"..........................................   1.2(a)
     "DTC".................................................   1.2(a)
     "Exchange Act"........................................   4.7(d)

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     "Ex-Dividend Time".....................................  7.7
     "Extraordinary Cash Dividend"..........................  7.8
     "Final Surrender Date".................................  4.8(a)
     "Interest Payment Date"................................  Exhibit A-1
     "Market Price".........................................  4.7(d)
     "Measurement Period....................................  7.8
     "Notice of Default"....................................  6.1
     "Option Exercise Date".................................  Exhibit A-1
     "Paying Agent".........................................  1.3
     "Purchase Date"........................................  4.7(a)
     "Purchase Notice"......................................  4.7(a)
     "Purchase Price".......................................  4.7(a)
     "Rate Reset"...........................................  1.1
     "Relevant Cash Dividends"..............................  7.8
     "Reset Date"...........................................  1.1
     "Restated Principal Amount"............................  Exhibit A-1
     "Securities Act".......................................  4.7(d)
     "Spin-off".............................................  7.8
     "Stock Transfer Agent".................................  1.3
     "Tax Event"............................................  Exhibit A-1
     "Time of Determination"................................  7.7
     "trading day"..........................................  4.7(d)


                                 ARTICLE FOUR
                           REDEMPTION AND PURCHASES

          Section 4.1 Company's Right to Redeem; Notices to Trustee. The
                      ---------------------------------------------
Company, at its option, may redeem the 2001 Convertible Securities in accordance with the provisions of Section 5 of the 2001 Convertible Securities in whole or in part, at any time or from time to time, on or after October 30, 2008 for a redemption price per 2001 Convertible Security equal to the Accreted Value up to but not including the Redemption Date or, if the Company has elected to restate the principal amount of the 2001 Convertible Securities and pay cash interest on the 2001 Convertible Securities following the occurrence of a Tax Event, at a redemption price per 2001 Convertible Security equal to the Restated Principal Amount plus accrued and unpaid cash interest up to but not including the Redemption Date (in either such case, the "Redemption Price"). If the Company elects to redeem 2001 Convertible Securities pursuant to Section 5 of the 2001 Convertible Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount at maturity of 2001 Convertible Securities to be redeemed and the Redemption Price.

          The Company shall give the notice to the Trustee provided for in this
Section 4.1 by a Company Order, at least 15 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), provided, however, that if less than all the 2001 Convertible Securities are to be redeemed, the Company shall give such notice to the Trustee at least 30 days but not more than 60 days before the Redemption Date.

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          Section 4.2 Selection of Securities to Be Redeemed. If less than all
                      --------------------------------------
the 2001 Convertible Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the 2001 Convertible Securities to be redeemed by lot, on a pro rata basis, by lot or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation system on which the 2001 Convertible Securities are then listed or quoted). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding 2001 Convertible Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of 2001 Convertible Securities that have denominations larger than $1,000.

     2001 Convertible Securities and portions of 2001 Convertible Securities that the Trustee selects shall be in principal amounts at maturity of $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Fourth Supplemental Indenture that apply to 2001 Convertible Securities called for redemption also apply to portions of 2001 Convertible Securities called for redemption. The Trustee shall notify the Company promptly of the 2001 Convertible Securities or portions of the 2001 Convertible Securities to be redeemed.

     If any 2001 Convertible Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the 2001 Convertible Security so selected, the converted portion of such 2001 Convertible Security shall be deemed (so far as may be) to be the portion selected for redemption. 2001 Convertible Securities that have been converted during a selection of 2001 Convertible Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

          Section 4.3 Notice of Redemption. At least 15 days but not more than
                      --------------------
60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder of 2001 Convertible Securities to be redeemed.

          Failure to give notice by mailing in the manner herein provided to the Holder of any 2001 Convertible Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other 2001 Convertible Securities or portion thereof. Any notice that is mailed to the Holder of any 2001 Convertible Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

The notice shall identify the 2001 Convertible Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price per 2001 Convertible Security;

          (3)  the Conversion Rate per 2001 Convertible Security;

          (4)  the name and address of the Paying Agent and Conversion Agent;

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          (5)  that 2001 Convertible Securities called for redemption may be converted into shares of Common Stock at any time before the close of business on the Business Day immediately prior to the Redemption Date;

          (6) that Holders who want to convert their 2001 Convertible Securities into shares of Common Stock must satisfy the requirements set forth in Section 7 of the 2001 Convertible Securities;

          (7) that 2001 Convertible Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (8) if fewer than all of the outstanding 2001 Convertible Securities are to be redeemed, the certificate numbers, if any, and principal amounts at maturity of the particular 2001 Convertible Securities to be redeemed;

          (9) that, unless the Company defaults in making payment of such Redemption Price, cash interest, if any, on such 2001 Convertible Securities shall cease to accrue and such 2001 Convertible Securities shall cease to accrete in value on and after the Redemption Date; and

          (10) the CUSIP number(s) of the 2001 Convertible Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 4.3.

          Section 4.4 Effect of Notice of Redemption. Once notice of redemption
                      ------------------------------
is given, 2001 Convertible Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price per 2001 Convertible Securities stated in the notice except for 2001 Convertible Securities that are converted into shares of Common Stock in accordance with the terms of this Fourth Supplemental Indenture. Upon surrender to the Paying Agent, the Holder(s) of such 2001 Convertible Securities shall be paid the Redemption Price per 2001 Convertible Security stated in the notice.

          Section 4.5 Deposit of Redemption Price. Prior to 11:00 a.m. (New York
                      ---------------------------
City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all 2001 Convertible Securities to be redeemed on that date other than 2001 Convertible Securities or portions of 2001 Convertible Securities called for redemption which on or prior to that date have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of 2001 Convertible Securities pursuant to Article Seven of this Fourth Supplemental Indenture. If such money is then held by the Company in trust and is not required for such purpose it shall automatically be discharged from such trust.

          Section 4.6    2001 Convertible Securities Redeemed in Part.  Upon
                         --------------------------------------------
surrender of a 2001 Convertible Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new 2001 Convertible Security in an authorized denomination equal in principal amount at maturity to the unredeemed portion of the 2001 Convertible Security surrendered.

          Section 4.7    Purchase of 2001 Convertible Securities by the Company
                         ------------------------------------------------------
at Option of the Holder.
-----------------------

          (a)  General.  2001 Convertible Securities shall be purchased by the
               --------
Company pursuant to Section 6 of the 2001 Convertible Securities at the option of the Holder on October 30, 2003, October 30, 2006, October 30, 2008, October 30, 2011 and October 30, 2016 (each, a "Purchase Date"), at a purchase price per 2001 Convertible Security equal to the Accreted Value up to but not including such Purchase Date or, if the Company has elected to restate the principal amount of the 2001 Convertible Securities and pay cash interest on the 2001 Convertible Securities following the occurrence of a Tax Event, at a purchase price per 2001 Convertible Security equal to the Restated Principal Amount plus accrued and unpaid cash interest, if any, up to but not including the Purchase Date (in either such case, the "Purchase Price"). Purchases of 2001 Convertible Securities hereunder shall be made, at the option of the Holder thereof, upon:

               (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice"), which shall be given so as to be received by the Paying Agent no later than the close of business on the fifth Business Day prior to such Purchase Date and shall state:

               (A) the certificate number of the 2001 Convertible Securities that the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated 2001 Convertible Securities have not been issued,

               (B) the portion of the aggregate principal amount at maturity (or, if the principal amount at maturity of the 2001 Convertible Securities has been restated following a Tax Event, the Restated Principal Amount) of the 2001 Convertible Securities that the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount),

               (C) that such 2001 Convertible Securities shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the 2001 Convertible Securities and this Section 4.7 of the Fourth Supplemental Indenture, and

               (D) for the first three Purchase Dates, in the event the Company elects, pursuant to Section 4.7(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price (or a portion thereof) in shares of Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, as set forth in Section 4.7(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the 2001 Convertible Securities to which such Purchase Notice relates (stating the expected principal amount at maturity (or, if the principal amount at maturity of the 2001 Convertible Securities has been restated following a Tax Event, the Restated Principal Amount) and certificate numbers, if the 2001 Convertible Securities are then Certificated Securities, of the 2001 Convertible Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all 2001 Convertible Securities (or portions thereof) to which such Purchase Notice relates; and

               (ii) book-entry transfer or delivery of such 2001 Convertible Securities to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.7 only if the 2001 Convertible Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

          If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 4.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 4.7(a)(i), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all 2001 Convertible Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

          The Company shall purchase from the Holder thereof, pursuant to this
Section 4.7, a portion of a 2001 Convertible Security, if the principal amount at maturity of such portion is $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Fourth Supplemental Indenture that apply to the purchase of all of a 2001 Convertible Security also apply to the purchase of such portion of such 2001 Convertible Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 4.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the 2001 Convertible Security. Unless the Company defaults in paying the Purchase Price, cash interest, if any, on the 2001 Convertible Securities subject to a Purchase Notice shall cease to accrue and the 2001 Convertible Securities shall cease to accrete in value on the Purchase Date.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.9.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b)  Company's Right to Elect Manner of Payment of Purchase Price. The
               -------------------------------------------------------------
2001 Convertible Securities to be purchased on any of the first three Purchase Dates pursuant to Section 4.7(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 4.7(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 4.7(e), whether the Company will purchase the 2001 Convertible Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of 2001 Convertible Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company shall pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all 2001 Convertible Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). With respect to any payment the Company elects to make, in whole or in part, in shares of Common Stock, the Company shall notify its Stock Transfer Agent of its election and the timing for delivery of the Common Stock. The Company shall irrevocably instruct the Stock Transfer Agent to deliver to a Holder the appropriate number of shares of Common Stock in book-entry form through the facilities of DTC, subject to satisfaction by such Holder of the conditions set forth in Section 4.7(a). The Stock Transfer Agent shall confirm to the Trustee in writing that it has received such instruction from the Company. On the Purchase Date, the Company shall irrevocably instruct the Stock Transfer Agent, subject to satisfaction by such Holder of the conditions set forth in Section 4.7(a), to deliver the Common Stock in book-entry form through DTC and the Trustee shall notify DTC that the aggregate outstanding principal amount at maturity of 2001 Convertible Securities in the form of Global Securities shall be adjusted downward to reflect such purchase and the Trustee shall reflect such adjustment on the Trustee's records for such Global Security. Each Holder whose 2001 Convertible Securities are purchased pursuant to this Section 4.7 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such 2001 Convertible Securities, except (i) as provided in Section 4.7(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the 2001 Convertible Securities of a Holder or Holders for shares of Common Stock because any of the conditions specified in Section 4.7(d) have not been satisfied, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 4.7(b) or pursuant to Section 4.7(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

          The 2001 Convertible Securities to be purchased on any of the last two Purchase Dates may be paid for in cash only.

          At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

          i.     the manner of payment selected by the Company,

          ii.    the information required by Section 4.7(e) in the Company
     Notice,

          iii. that the conditions to payment of the Purchase Price, or a specified percentage thereof, in shares of Common Stock, set forth in
     Section 4.7(d) have been or will be complied with; and

          iv. whether the Company desires the Trustee to give the Company Notice required by Section 4.7(e).

     (c)  Purchase with Cash. At the option of the Company, the Purchase Price
          ------------------
of the 2001 Convertible Securities in respect of which a Purchase Notice pursuant to Section 4.7(a) has been given, or a specified percentage thereof, may be paid on the first three Purchase Dates by the Company with cash equal to the aggregate Purchase Price of such 2001 Convertible Securities. The Purchase Price of the 2001 Convertible Securities in respect of which a Purchase Notice pursuant to Section 4.7(a) has been given shall be paid for the last two Purchase Dates in cash equal to the aggregate Purchase Price of such 2001 Convertible Securities.

     (d)  Payment by Issuance of Shares of Common Stock. At the option of the
          ---------------------------------------------
Company, the Purchase Price of 2001 Convertible Securities in respect of which a Purchase Notice pursuant to Section 4.7(a) has been given, or a specified percentage thereof, may be paid on the first three Purchase Dates by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price (expressed in dollars) to be paid in shares of Common Stock by (ii) the Market Price of one share of Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

          The Company shall not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Company shall pay cash based on the Closing Sale Price for all fractional shares, in the manner set forth in Section
7.3. It is understood that if a Holder elects to have more than one 2001 Convertible Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of 2001 Convertible Securities to be purchased.

          If the Company elects to purchase the 2001 Convertible Securities by the issuance of shares of Common Stock, the Company Notice, as provided in
Section 4.7(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

          Upon a payment by shares of Common Stock pursuant to the terms hereof, that portion of accrued and unpaid cash interest, if any, or amounts reflecting accretion of the 2001 Convertible Security included in the Accreted Value or the Restated Principal Amount (as the case may be), of the 2001 Convertible Security, in each case attributable to the period from the Issue Date to the Purchase Date with respect to the purchased 2001 Convertible Securities shall not be cancelled, extinguished or forfeited but rather shall be deemed paid in full to the Holder through the delivery of the shares of Common Stock in exchange for the 2001 Convertible Security being purchased pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payments in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest, if any, through the Purchase Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the Accreted Value or Restated Principal Amount (as the case may be) of the 2001 Convertible Security being purchased pursuant to the provisions hereof.

          The Company's right to exercise its election to purchase 2001 Convertible Securities through the issuance of shares of Common Stock shall be conditioned upon:

          i. the Company's giving of timely Company Notice of an election to purchase all or a specified percentage of the 2001 Convertible Securities with shares of Common Stock as provided herein;

          ii. the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

          iii. the listing of such shares of Common Stock on the principal national or regional securities exchange on which the shares of Common Stock are listed or, if the shares of Common Stock are not then listed on a national or regional securities exchange, as reported by the Nasdaq Stock Market or other automated quotation system on which the Common Stock is then quoted;

          iv. any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

          v. the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with the Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of 2001 Convertible Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Purchase Price in respect of the 2001 Convertible Securities, will be validly issued, fully paid and non-assessable and, to the best of such officers' or counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions in clauses (i) through (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) and the Closing Sale Price of a share of Common Stock on each trading day during the five trading day period during which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation or by other appropriate means. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date, and the Company has elected to purchase the 2001 Convertible Securities pursuant to this Section 4.7 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the 2001 Convertible Securities of such Holder or Holders in cash.

          The "Market Price" of Common Stock on a Purchase Date means the average of the Closing Sale Prices of the shares of Common Stock for the five trading day period ending on the third Business Day prior to such Purchase Date (if the third Business Day prior to such Purchase Date is a trading day, or if not, then on the last trading day immediately prior to that third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on such Purchase Date, of any event described in Sections 7.6, 7.7 or
7.8 that would result in an adjustment of the Conversion Rate; subject, however, to the conditions set forth in Sections 7.9 and 7.10.

          The "Closing Sale Price" of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or other automated quotation system on which the Common Stock is then quoted. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

          "trading day" means each day on which the securities exchange or quotation system that is used to determine the Closing Sale Price is open for trading or quotation.

          Simultaneously with the delivery of a Company Notice, the Company shall disseminate a press release containing information concerning the determination of the actual number of shares of Common Stock to be issued upon redemption of Securities, through any two national news services then used by the Company and may publish such information on its Web site or through any other public medium that it may use at that time.

     (e)  Notice of Election. If the Company has elected to pay the Purchase
          ------------------
Price (or a specified percentage thereof) with shares of Common Stock, the Company shall give notice to Holders setting forth information specified in this
Section 4.7(e) in the manner provided in Section 106 of the Indenture (the "Company Notice").

          The Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

          (1) that the Company will pay the Purchase Price for the 2001 Convertible Securities in shares of Common Stock or a combination of cash and shares of Common Stock specifying the applicable percentages for each;

          (2) that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the 2001 Convertible Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

          (3) the method of calculating the Market Price of the shares of Common Stock;

          (4) that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date, Holders of the 2001 Convertible Securities will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date; and

          (5) the Purchase Price per 2001 Convertible Security and the Conversion Rate per 2001 Convertible Security and any adjustments thereto;

          (6) the name and address of the Paying Agent, the Conversion Agent and the Stock Transfer Agent;

          (7) that 2001 Convertible Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article Seven of this Fourth Supplemental Indenture and
     Section 7 of the 2001 Convertible Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Fourth Supplemental Indenture;

          (8) that 2001 Convertible Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price;

          (9) that the Purchase Price for any 2001 Convertible Security as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such 2001 Convertible Security to the Paying Agent;

          (10) the procedures the Holder must follow to exercise its put rights under this Section 4.7 and a brief description of those rights;

          (11)   briefly, the conversion rights of the 2001 Convertible
     Securities;

          (12) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
     Section 4.7(a)(1)(D) or Section 4.9);

          (13) that, unless the Company defaults in making payment on 2001 Convertible Securities for which a Purchase Notice has been submitted, cash interest, if any, on such 2001 Convertible Securities shall cease to accrue and such 2001 Convertible Securities shall cease to accrete in value on the Purchase Date; and

          (14)   the CUSIP number(s) of the 2001 Convertible Securities.

          If any of the 2001 Convertible Securities to be purchased are in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the applicable procedures of the Depositary.

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (f)  Covenants of the Company. All shares of Common Stock delivered upon
          ------------------------
purchase of the 2001 Convertible Securities shall be newly-issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim created by the Company.

     (g)  Procedure upon Purchase.  The Company shall deposit (in respect of of
          -----------------------
cash purchases under this Section 4.7 or for fractional interests in shares of Common Stock, as applicable) or shall cause its Stock Transfer Agent to prepare and issue shares of Common Stock ready for delivery in book-entry form through the facilities of DTC, or a combination thereof, as applicable, at the time and in the manner as provided in Section 4.10, sufficient to pay the aggregate Purchase Price of all 2001 Convertible Securities to be purchased pursuant to this Section 4.7. The Stock Transfer Agent shall confirm that it has received such direction from the Company to the Trustee in writing. As soon as practicable after the Purchase Date, the Company shall cause the Stock Transfer Agent to deliver to each Holder entitled to receive shares of Common Stock, the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests in shares of Common Stock. The person in whose name the shares of Common Stock are registered shall be treated as a holder of record of shares of Common Stock on the Business Day following the Purchase Date. Except as required in connection with calculating the Market Price pursuant to Section 4.7(d), no payment or adjustment shall be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

     (h)  Taxes.  If a Holder of a purchased 2001 Convertible Security is paid
          -----
in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax that is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax that will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

          Section 4.8    Purchase of Securities at Option of the Holder upon
                         ---------------------------------------------------
Change of Control. (a) If a Change of Control occurs, the 2001 Convertible
-----------------
Securities not previously purchased by the Company or any portion of the aggregate principal amount at maturity thereof shall be purchased by the Company, at the option of the Holder thereof, on the Change of Control Purchase Date at a purchase price per 2001 Convertible Security equal to the Accreted Value thereof or, if the Company has elected to restate the principal amount of the 2001 Convertible Securities and pay cash interest on the 2001 Convertible Securities following the occurrence of a Tax Event, at a purchase price per 2001 Convertible Security equal to the Restated Principal Amount thereof plus accrued and unpaid cash interest, if any, up to but not including the Change of Control Purchase Date (in either such case, the "Change of Control

Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.8(c).

          "Change of Control Purchase Date" shall mean the date selected by the Company for the purchase of the 2001 Convertible Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

          "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Change of Control Company Notice.

          A "Change of Control" shall be deemed to have occurred at such time after the 2001 Convertible Securities are originally issued as either of the following events shall occur:

          (1) there is a report filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 4.8 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the aggregate voting power of the Common Stock and other Capital Stock of the Company into which the Common Stock has been reclassified or changed then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

          (2) there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into, or into the right to receive, cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock and other Capital Stock of the Company with equivalent voting rights immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger;

unless, in each case, at least 80% of the consideration, other than cash payments for fractional shares, in the transaction or transactions constituting the change of control, consists of shares of voting common stock of the person that are, or upon issuance will be, traded on a national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee stock ownership plan or employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

          (b) No later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control (the "Change of Control Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company shall cause a copy of such Change of Control Company Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. The Change of Control Company Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

          (1) briefly, the events causing a Change of Control and the date of such Change of Control;

          (2)  the Final Surrender Date;

          (3)  the Change of Control Purchase Date;

          (4)  the Change of Control Purchase Price per 2001 Convertible
               Security;

          (5)  the name and address of the Paying Agent and the Conversion
               Agent;

          (6) the Conversion Rate per 2001 Convertible Security and any adjustments thereto;

          (7) that the 2001 Convertible Securities as to which a Change of Control Purchase Notice has been given may not be converted, even if they are otherwise convertible pursuant to Article Seven of this Fourth Supplemental Indenture, if the Change of Control Purchase Notice has been delivered and that the delivery of a Change of Control Purchase Notice is irrevocable (unless the Company defaults in payment of the Change of Control Purchase Price on the Change of Control Purchase Date and the Holder revokes its Change of Control Purchase Notice);

          (8) that the 2001 Convertible Securities must be surrendered to the Paying Agent to collect payment of the Change of Control Price;
               (9) that the Change of Control Purchase Price for any 2001 Convertible Security as to which a Change of Control Purchase Notice has been duly given shall be paid only if the Holder of such Security, on or before the Final Surrender Date, surrenders such 2001 Convertible Security to the Paying Agent;

          (10) briefly, the procedures the Holder must follow to exercise rights under this Section 4.8;

          (11) briefly, the conversion rights, if any, of the 2001 Convertible

          (12) that, unless the Company defaults in making payment of such Change of Control Purchase Price, cash interest, if any, on such 2001 Convertible Securities shall cease to accrue and the 2001 Convertible Securities shall cease to accrete in value on and after the Change of Control Purchase Date; and

          (13) the CUSIP number(s) of the 2001 Convertible Securities.

          (c) A Holder may exercise its rights specified in Section 4.8(a) upon delivery of a written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time on or prior to the close of business on the Final Surrender Date, stating:

          (1) the certificate number of the 2001 Convertible Security that the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

          (2) the portion of the principal amount at maturity of the 2001 Convertible Security which the Holder will deliver to be purchased, which portion must be $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount); and

          (3) that such 2001 Convertible Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the 2001 Convertible Securities.

          The delivery of such 2001 Convertible Security to the Paying Agent with such Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent on or prior to the Final Surrender Date shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 4.8 only if the 2001 Convertible Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

          The delivery of such 2001 Convertible Security with such Change of Control Purchase Notice shall be irrevocable (unless the Company defaults in payment of the Change of Control Purchase Price for the 2001 Convertible Securities on the Change of Control Purchase Date) and the right to convert such 2001 Convertible Security shall expire when such 2001 Convertible Security and such Change of Control Purchase Notice are delivered (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date and such delivery is revoked).

          The Company shall purchase from the Holder thereof, pursuant to this
Section 4.8, a portion of a 2001 Convertible Security only if the principal amount at maturity of such portion is $1,000 (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Fourth Supplemental Indenture that apply to the purchase of all of a 2001 Convertible Security also apply to the purchase of such portion of such 2001 Convertible Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 4.8 shall be consummated by the delivery of the consideration to be received by the Holder as promptly as practicable following the Change of Control Purchase Date. Unless the Company defaults in paying the Change of Control Purchase Price, cash interest, if any, on the 2001 Convertible Securities subject to a Change of Control Purchase Notice shall cease to accrue and the 2001 Convertible Securities shall cease to accrete in value on the Change of Control Purchase Date.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice.

          Section 4.9   Effect of Purchase Notice or Change of Control Purchase
                        -------------------------------------------------------
Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change of
------
Control Purchase Notice specified in Section 4.7(a) or Section 4.8(c), as applicable, the Holder of the 2001 Convertible Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless, in the case of a Purchase Notice, such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such 2001 Convertible Security. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder, subject to receipt of funds and/or shares of Common Stock by the Paying Agent, (i) in the case of such Purchase Price, as promptly as practicable following the later of
(x) the Purchase Date with respect to such 2001 Convertible Security (provided that the conditions in Section 4.7(a) have been satisfied) and (y) the time of delivery of such 2001 Convertible Security to the Paying Agent by the Holder thereof in the manner required by Section 4.7(a) and (ii) in the case of such Change of Control Purchase Price, as promptly as practicable following the Change of Control Purchase Date with respect to such 2001 Convertible Security (provided that the conditions in Section 4.7(c) have been satisfied). 2001 Convertible Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article Seven of this Fourth Supplemental Indenture on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice unless, in the case of a Purchase Notice, such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date specifying:

          (1) the certificate numbers of the 2001 Convertible Securities in respect of which the notice of withdrawal is being submitted or the appropriate Depositary procedures if Certificated Securities have not been issued,

          (2) the aggregate principal amount at maturity (or, if the principal amount of maturity of the 2001 Convertible Securities has been restated following a Tax Event, the Restated Principal Amount) of the 2001 Convertible Securities with respect to which such notice of withdrawal is being submitted, and

          (3) the aggregate principal amount at maturity (or, if the principal amount at maturity of the 2001 Convertible Securities has been restated following a Tax Event, the Restated Principal Amount), if any, of such 2001 Convertible Securities which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

          A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 4.7(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 4.7(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

          There shall be no purchase of any 2001 Convertible Securities pursuant to Section 4.7 or 4.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2001 Convertible Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may
be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such 2001 Convertible Securities). The Paying Agent shall promptly return to the respective Holders thereof any 2001 Convertible Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Fourth Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such 2001 Convertible Securities) in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          Section 4.10  Deposit of Purchase Price or Change of Control Purchase
                        -------------------------------------------------------
Price. Prior to 11:00 a.m. (New York City time) on the Business Day following
-----
the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1.4) an amount of cash (in immediately available funds if deposited on such Business
Day) or shall cause its Stock Transfer Agent to prepare and issue Common Stock ready for delivery in book-entry form through DTC, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the 2001 Convertible Securities or portions thereof that are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be. The Stock Transfer Agent shall confirm that it has received such direction from the Company in writing to the Trustee. Unless the Company defaults in paying the Purchase Price or the Change of Control Purchase Price, as the case may be, cash interest, if any, on the 2001 Convertible Securities subject to a Purchase Notice or a Change of Control Purchase Notice, as the case may be, shall cease to accrue and the 2001 Convertible Securities shall cease to accrete in value on the Purchase Date or the Change of Control Purchase Date, as the case may be.

          Section 4.11  Securities Purchased in Part. Any Certificated Security
                        ----------------------------
which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the

Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2001 Convertible Security, without service charge, a new 2001 Convertible Security or 2001 Convertible Securities, of any authorized denomination as requested by such Holder in aggregate principal amount at maturity (or, if the principal amount at maturity of the 2001 Convertible Securities has been restated following a Tax Event, the Restated Principal Amount) equal to, and in exchange for, the portion of the principal amount at maturity (or, if the principal amount at maturity of the 2001 Convertible Securities has been restated following a Tax Event, the Restated Principal Amount) of the 2001 Convertible Security so surrendered which is not purchased. With respect to Global Securities, the Trustee shall notify DTC to adjust the aggregate principal amount at maturity outstanding downwards to reflect the partial surrender through the facilities of DTC and the Trustee shall reflect such adjustment on the Trustee's records for such Global Security.

          Section 4.12  Covenant to Comply With Securities Laws Upon Purchase of
                        --------------------------------------------------------
Securities. (a) When complying with the provisions of Section 4.7 or 4.8
----------
(provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 4.7 and 4.8 to be exercised in the time and in the manner specified in Sections 4.7 and 4.8.

          (b) The Company may not waive its obligation to purchase the 2001 Convertible Securities at the option of Holders in the event of a Change of Control.

          Section 4.13  Repayment to the Company. The Trustee and the Paying
                        ------------------------
Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 606 of the Indenture), held by them for the payment of the aggregate Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company or shares of Common Stock prepared and issued by the Stock Transfer Agent ready for delivery in book-entry form through DTC pursuant to Section 4.10 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the 2001 Convertible Securities or portions thereof that the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, as promptly as practicable after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee or the Stock Transfer Agent, as the case may be, shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 606 of the Indenture).

                                 ARTICLE FIVE
                                   COVENANTS

          Section 5.1   Payment of 2001 Convertible Securities. The Company
                        --------------------------------------
shall promptly make all payments in respect of the 2001 Convertible Securities on the dates and in the manner provided in the 2001 Convertible Securities or pursuant to this Fourth Supplemental Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m. New York City time by the Company on any date such a deposit is made or is required to be made pursuant to the terms of the 2001 Convertible Securities or this Fourth Supplemental Indenture. The principal and accrued and unpaid cash interest, if any, in respect of a 2001 Convertible Security shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Fourth Supplemental Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

          Section 5.2   Further Instruments and Acts. Upon request of the
                        ----------------------------
Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Fourth Supplemental Indenture.

          Section 5.3   Calculation of Original Issue Discount. The Company and
                        --------------------------------------
the Trustee on behalf of the Holders agree (i) that for United States federal income tax purposes the Securities shall be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders shall report original issue discount and interest on the 2001 Convertible Securities in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the 2001 Convertible Securities is 5.93% compounded semi-annually and the "projected payment schedule" is set forth in Annex 1 to the Security and may be obtained by contacting the Company at CSX Corporation, Attention: Corporate Secretary, One James Center, 901 East Cary Street, Richmond, Virginia 23219. The Company shall file with the Trustee as promptly as practicable after the end of each fiscal year of the Company (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE SIX
                     DISCHARGE OF INDENTURE; NO DEFEASANCE

          Section 6.1   Termination of Company's Obligations.
                        ------------------------------------

          (a)  Discharge.  The termination of the obligations of the Company
               ---------
under this Fourth Supplemental Indenture with respect to the 2001 Convertible Securities shall be subject to the provisions of Section 401 of the Indenture regarding the satisfaction and discharge of Indenture.

          After a termination of the Company's obligations in accordance with this Section 6.1(a), the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the with respect to the 2001 Convertible Securities and the Indenture except any obligations of the Company to compensate or indemnify the Trustee in respect to the 2001 Convertible Securities which shall survive.

          (b)  Defeasance Options Not Applicable. The provisions in Article
               ---------------------------------
Fourteen of the Indenture on defeasance and covenant defeasance shall not apply to the 2001 Convertible Securities.

                                 ARTICLE SEVEN
                                  CONVERSION

          Section 7.1   Conversion Privilege. A Holder of a 2001 Convertible
                        --------------------
Security may convert such 2001 Convertible Security into shares of Common Stock at any time if the Closing Sale Price of the Common Stock for at least 20 trading days in the 30-day period ending on the trading day prior to the Conversion Date is more than the Applicable Percentage then in effect of the Accreted Conversion Price per share of Common Stock on such Conversion Date. The number of shares of Common Stock issuable upon conversion of a 2001 Convertible Security per $1,000 principal amount at maturity thereof (subject to upward adjustment in the event of a Rate Reset) (the "Conversion Rate") shall be that set forth in Section 7 in the Securities, subject to adjustment as herein set forth.

          A Holder may convert a portion of the principal amount at maturity of a 2001 Convertible Security if the portion converted is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount). Provisions of this Fourth Supplemental Indenture that apply to conversion of all of a 2001 Convertible Security also apply to conversion of a portion of a 2001 Convertible Security.

          Section 7.2   Conversion Procedure. To convert a 2001 Convertible
                        --------------------
Security a Holder must satisfy the requirements in Section 7 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

          As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 7.3.
The Company shall also direct its Stock Transfer Agent to prepare and issue Common Stock ready for delivery in book-entry form through the facilities of DTC. The Stock Transfer Agent shall confirm to the Trustee in writing that it has received such instructions from the Company. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a 2001 Convertible Security, such person shall no longer be a Holder of such 2001 Convertible Security.

          No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article Seven. On conversion of a

2001 Convertible Security, no accrued and unpaid cash interest, if any, or amounts reflecting accretion of the 2001 Convertible Securities included in the Accreted Value or the Restated Principal Amount (as the case may be), of the 2001 Convertible Securities, in each case through the Conversion Date, shall be payable with respect to the converted 2001 Convertible Security and no such cash interest or amounts reflecting accretion of the 2001 Convertible Securities shall be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the 2001 Convertible Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid cash interest, if any, through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the Accreted Value or Restated Principal Amount (as the case may be) of the 2001 Convertible Security being converted pursuant to the provisions hereof. The Company shall not adjust the conversion ratio to account for accrued and unpaid cash interest, if any, or for amounts reflecting accretion of the 2001 Convertible Securities included in the Accreted Value or Restated Principal Amount (as the case may be). If the Holder converts more than one 2001 Convertible Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount at maturity of the Securities converted.

          If the last day on which a 2001 Convertible Security may be converted is not a Business Day, the 2001 Convertible Security may be surrendered on the next succeeding Business Day.

          Upon surrender of a 2001 Convertible Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2001 Convertible Security in an authorized denomination equal in principal amount at maturity to the unconverted portion of the 2001 Convertible Security surrendered. With respect to Global Securities, the Trustee shall notify DTC to adjust the aggregate principal amount at maturity outstanding downwards to reflect the partial surrender through facilities of DTC and the Trustee shall reflect such adjustment on the Trustee's records on such Global Security.

          If a Holder surrenders a 2001 Convertible Security for conversion after the Option Exercise Date and during the period after any record date and prior to the corresponding Interest Payment Date, such Holder shall pay to the Company an amount equal to the cash interest payable on such Interest Payment Date on such 2001 Convertible Security; provided that if such 2001 Convertible Security (or any portion thereof) shall have been called for redemption on a Redemption Date occurring during such period or on such Interest Payment Date, such Holder shall not be required to make such payment to the Company.

          Section 7.3   Fractional Shares. 2001 Convertible Securityholders
                        -----------------
shall not receive a fractional share upon conversion of a 2001 Convertible Security. Instead, the Holder shall receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined by multiplying the Closing Sale Price, on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount , to the nearest 1/1,000th of a share, and rounding the product to the nearest whole cent.

          Section 7.4   Taxes on Conversion. If a Holder submits a 2001
                        -------------------
Convertible Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

          Section 7.5   Company to Provide Stock. The Company shall, prior to
                        ------------------------
issuance of any 2001 Convertible Securities under this Article Seven, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the 2001 Convertible Securities.

          All shares of Common Stock delivered upon conversion of the 2001 Convertible Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim created by the Company. The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of 2001 Convertible Securities, if any, and shall list such shares of Common Stock on the principal national or regional securities exchange on which the shares of Common Stock are listed or, if the shares of Common Stock are not then listed on a national or regional securities exchange, on the Nasdaq Stock Market or other automated quotation system on which the Common Stock is then quoted.

          Section 7.6   Adjustment for Change in Capital Stock. If, after the
                        --------------------------------------
Issue Date of the 2001 Convertible Securities, the Company:

               (i) pays a dividend or makes another distribution on the Common Stock payable exclusively in shares of Common Stock;

               (ii) subdivides the outstanding shares of Common Stock into a greater number of shares;

               (iii) combines the outstanding shares of Common Stock into a smaller number of shares;

               (iv) pays a dividend or makes a distribution on the Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

               (v) issues by reclassification of the Common Stock any shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a 2001 Convertible Security thereafter converted may receive the number of shares of Common Stock or Capital Stock, as the case may be, of the Company that such Holder would have owned immediately following such action if such Holder had converted the 2001 Convertible Security immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder of a 2001 Convertible Security upon conversion of such 2001 Convertible Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article Seven with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this Article Seven.

          Section 7.7   Adjustment for Rights Issue. If after the Issue Date of
                        ---------------------------
the 2001 Convertible Securities, the Company distributes any rights, warrants or options to all holders of shares of its Common Stock entitling them, for a period within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the current Market Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

        R'  =    R x        (O + N)
                       -----------------
                        (O + (N x P)/M)

     where:

     R' = the adjusted Conversion Rate.

     R  =  the current Conversion Rate.

     O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 7.7 is being applied.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P  =  the offering price per share of the additional shares.

     M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 7.6(iv) applies or (ii) a distribution to which Section 7.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 7.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.7 applies, the fair market value (on the record date for the distribution to which this Section 7.7 applies) of the:

                    1. Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 7.6(iv) distribution, and

                    2. assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 7.8 distribution.

          The Board of Directors of the Company shall determine fair market values for the purposes of this Section 7.7, except as Section 7.8 otherwise provides in the case of a Spin-off.

          "Average Sale Price" means the average of the Closing Sale Prices of the shares of Common Stock for the shorter of

                         (A) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                         (B) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

                         (C) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 7.6(iv), 7.7 or 7.8 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, that are not trading days).

          In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 7.6(i), (ii), (iii) or (v) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding paragraph, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Sale Price of the shares of Common Stock during such period.

          "Time of Determination" means the time and date of the earlier of (i) the determination of shareholders entitled to receive rights, warrants or options or a distribution, in each case, to which this Section 7.7 or Section
7.8 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the principal national or regional securities exchange on which the shares of Common Stock are listed or, if the shares of Common Stock is not then listed on a national or regional securities exchange, on the Nasdaq Stock
Market or other automated quotation system on which the Common Stock is then quoted.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 7.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate that would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

          No adjustment shall be made under this Section 7.7 if the application of the formula stated above in this Section 7.7 would result in a value of R' that is equal to or less than the value of R.

          Section 7.8  Adjustment for Other Distributions. If, after the Issue
                       ----------------------------------
Date of the 2001 Convertible Securities, the Company distributes to all holders of its shares of Common Stock any of its debt securities or assets or any rights, warrants or options to purchase securities of the Company (including cash, but excluding (x) distributions of Common Stock or Capital Stock referred to in Section 7.6 and distributions of rights, warrants or options referred to in Section 7.7 and (y) cash dividends or other cash distributions that are paid out of current consolidated net earnings or consolidated earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this
Section 7.8, in accordance with the formula:

          R' =  R x M
               ------
                (M-F)

where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     M  = the Average Sale Price, minus, in the case of a distribution to which
Section 7.6(iv) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 7.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 7.8 applies, the fair market value (on the record date for the distribution to which this Section 7.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 7.6(iv) distribution.

     F = the fair market value (on the record date for the distribution to which this Section 7.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 7.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

          In the event the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of shares of Capital Stock of a Subsidiary, the Conversion Rate shall be adjusted, if at all, based on the fair market value of the Subsidiary stock so distributed relative to the fair market value of the Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 7.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the product of the number of those securities distributed in respect of each share of Common Stock multiplied by the average of the daily Closing Sale Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the fair market value of the Common Stock shall mean the average of the daily Closing Sale Prices for the Common Stock for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the average of the daily Closing Sale Prices shall mean the Closing Sale Price for the Common Stock on the same trading day.

          The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 7.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

          For purposes of this Section 7.8, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the shares of Common Stock the amount of which, together with the aggregate amount of cash dividends on the shares of Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following paragraph. For purposes of the following paragraph, the "Measurement Period" with respect to a cash dividend on the shares of Common Stock shall mean the 365 consecutive-day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the shares of Common Stock shall mean the cash dividends on the shares of Common Stock with Ex-Dividend Times occurring in the Measurement Period.

          If, upon the date prior to the Ex-Dividend Time with respect a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Closing Sale Price of the shares of Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 7.8, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 7.8.

          In making the determinations required by the preceding paragraph, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in the preceding paragraph, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 7.6.

          In the event that, with respect to any distribution to which this
Section 7.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 7.8 shall not be made and in lieu thereof the provisions of Section 7.14 shall apply to such distribution.

          Section 7.9  When Adjustment May Be Deferred. No adjustment in the
                       -------------------------------
Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article Seven shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

          Section 7.10 When No Adjustment Required. With respect to the
                       ---------------------------
Company's existing shareholders rights plan and if the Company adopts a new shareholders rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of the 2001 Convertible Security at any time prior to the distribution of separate certificates representing the rights shall be entitled to receive the rights, no adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or
(iv) the termination or invalidation of the rights.

          No adjustment need be made for a transaction referred to in 7.6, 7.7,
7.8 or 7.14 if Holders of the 2001 Convertible Securities may participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction. No adjustment need be made for rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends.

          No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

          To the extent the 2001 Convertible Securities become convertible pursuant to this Article Seven in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

          No adjustment will be made pursuant to this Article 7 that would result, through the application of two or more provisions hereof, in the duplication of any adjustment.

          Section 7.11 Notice of Adjustment. Whenever the Conversion Rate is
                       --------------------
adjusted, the Company shall promptly mail to 2001 Convertible Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it and setting forth the amount of adjustment per $1,000 aggregate principal at maturity (which $1,000 amount is subject to an upward adjustment) of the 2001 Convertible Securities. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

          Section 7.12 Voluntary Increase. The Company from time to time may
                       ------------------
increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to 2001 Convertible Securityholders and file with the Trustee and the Conversion Agent a notice of the increase, setting forth the amount of adjustment per $1,000 aggregate principal amount at maturity (which $1,000 amount is subject to an upward adjustment) of the 2001 Convertible Securities. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 7.6, 7.7 or 7.8.

          Section 7.13 Notice of Certain Transactions. If:
                       ------------------------------

               1. the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 7.6, 7.7 or 7.8 (unless no adjustment is to occur pursuant to Section 7.10); or

               2. the Company takes any action that would require a supplemental indenture pursuant to Section 7.14; or

               3.   there is a liquidation or dissolution of the Company;

then the Company shall mail to 2001 Convertible Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

          Section 7.14 Reorganization of Company; Special Distributions . If the
                       ------------------------------------------------
Company is a party to a transaction subject to Section 801 and 802 of the Indenture (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange that reclassifies or changes its outstanding shares of Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of 2001 Convertible Securities shall enter into a supplemental indenture (as described below). If the issuer of securities deliverable upon conversion of 2001 Convertible Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

          The supplemental indenture shall provide that the Holder of a 2001 Convertible Security may convert it into the kind and amount of securities, cash or other assets that such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the 2001 Convertible Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article Seven. The successor Company shall mail to Holders of 2001 Convertible Securities a notice briefly describing the supplemental indenture.

          If this Section applies, neither Section 7.6 nor 7.7 applies.

          If the Company makes a distribution to all holders of its shares of Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 7.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 7.8, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a 2001 Convertible Security that converts such 2001 Convertible Security in accordance with the provisions of this Fourth Supplemental Indenture shall upon such conversion be entitled to receive, in addition to the shares of shares of Common Stock into which the 2001 Convertible Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the 2001 Convertible Security immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution.

          Section 7.15 Conversion Rate Upon Tax Event. If the Company exercises
                       ------------------------------
its option to pay cash interest on, and restate the principal amount at maturity of, the 2001 Convertible Securities following the occurrence of a Tax Event pursuant to Section 1 of the Securities, a Holder shall be entitled to receive a number of shares of Common Stock upon conversion of any 2001 Convertible Security that is equal to the number of shares of Common Stock that such Holder would have received upon conversion of such 2001 Convertible Security if the Company had not exercised such option.

          Section 7.16 Company Determination Final. Any determination that the
                       ---------------------------
Company or the Board of Directors of the Company must make pursuant to Section 7.3, 7.6, 7.7, 7.8, 7.9, 7.10, 7.14 or 7.17 is conclusive, absent manifest error.

          Section 7.17 Trustee's Adjustment Disclaimer. The Trustee has no duty
                       -------------------------------
to determine when an adjustment under this Article Seven should be made, how it should be made or what it should be. The Trustee may conclusively rely on the correctness of any Officers' Certificate delivered to it under this Article Seven, setting forth the calculation of any such adjustment amount. The Trustee has no duty to determine whether a supplemental indenture under Section 7.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of 2001 Convertible Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article Seven. Each Conversion Agent shall have the same protection under this Section 7.16 as the Trustee.

          Section 7.18 Simultaneous Adjustments. In the event that this Article
                       ------------------------
Seven requires adjustments to the Conversion Rate under more than one of Sections 7.6, 7.7 or 7.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7.6, second, the provisions of Section 7.8 and, third, the provisions of Section 7.7.

          Section 7.19 Successive Adjustments. After an adjustment to the
                       ----------------------
Conversion Rate under this Article Seven, any subsequent event requiring an adjustment under this Article Seven shall cause an adjustment to the Conversion Rate as so adjusted.

                                 ARTICLE EIGHT
                           MISCELLANEOUS PROVISIONS

          Section 8.1 Incorporation of Indenture. All the provisions of this
                      --------------------------
Fourth Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Fourth Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders of 2001 Convertible Securities.

          Section 8.2 Counterparts. This Fourth Supplemental Indenture may be
                      ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 8.3 Successors and Assigns. All covenants and agreements in
                      ----------------------
this Fourth Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

          Section 8.4 Separability Clause. In case any provision in this Fourth
                      -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 8.5 Benefits of Fourth Supplemental Indenture. Nothing in this
                      -----------------------------------------
Fourth Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of 2001 Convertible Securities issued on or after October 30, 2001, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Fourth Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Fourth

Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Fourth Supplemental Indenture.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Fourth Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                    CSX CORPORATION

                                    By:  __________________________________
                                         Name:
                                         Title:



                                    THE CHASE MANHATTAN BANK,
                                    as Trustee, Paying Agent, Conversion
                                    Agent and Security Registrar

                                    By:  __________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT A-1

                       [FORM OF FACE OF GLOBAL SECURITY]

          THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS (S) 1.1275-4(b). AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, CSX CORPORATION (THE "COMPANY") HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION
5.3 OF THE FOURTH SUPPLEMENTAL INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 305 OF THE INDENTURE.

          THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF). THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                                CSX CORPORATION

            ZERO COUPON CONVERTIBLE DEBENTURES DUE OCTOBER 30, 2021

No.                                                   CUSIP:  126408 GA 5

Issue Date:  October 30, 2001
Issue Price: $819.14
(for each $1,000 principal amount at
maturity, subject to adjustment)

          CSX CORPORATION, a Virginia corporation, promises to pay to Cede & Co.
or registered assigns, the principal amount at maturity of [        ] DOLLARS
($[    ]) on October 30, 2021, subject to adjustment as provided herein.

          This Security shall accrete in value as specified on the other side of this Security. This Security shall not bear cash interest except in the manner specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:                   CSX CORPORATION



                         By:  _________________________
                         Name:
                         Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of a series issued under the Indenture described herein.

THE CHASE MANHATTAN BANK,
(NATIONAL ASSOCIATION)

By:_________________________
  Authorized Officer


Dated:

                                     A-1-2

                      [FORM OF REVERSE OF GLOBAL SECURITY]

            Zero Coupon Convertible Debentures due October 30, 2021


1.  Accretion in Value and Cash Interest.
    ------------------------------------

          Accretion and Reset;  Cash Interest.  Except as provided in this
Section 1, this Security shall not bear cash interest. This Security shall initially represent the Issue Price and shall accrete in value such that the initial yield to maturity shall be 1.00% per annum through the Stated Maturity. The accretion rate in effect with respect to this Security shall at any time equal the yield to maturity then in effect for this Security paid. The yield to maturity (or, if the Company has elected to restate the principal amount of the Securities and pay cash interest on the Securities following the occurrence of a Tax Event, the cash interest rate) on this Security shall be reset on October 30, 2007, October 30, 2011 and October 30, 2016 (each, a "Reset Date") to a rate per annum equal to the Five-Year Treasury Rate minus 2.80%. In no event, however, shall the yield to maturity (or the cash interest rate, if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) be reset below the initial rate per annum or above 3.00% per annum. The principal amount of this Security at any time shall equal the Accreted Value (or, if the Company has elected to restate the principal amount of this Security and pay cash interest on this Security following the occurrence of a Tax Event, the Restated Principal Amount) of this Security.

          Cash Interest and Accretion Computation and Method of Payment. Any cash interest payable hereunder following the occurrence of a Tax Event and any accretion in value of the Securities shall be computed based on a 360-day year of twelve 30-day months and semi-annual periods ending on October 30 and April 30 of each year. Cash interest (if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) shall be payable semi-annually in arrears on (but excluding) each October 30 and April 30 (each an "Interest Payment Date") through the Stated Maturity unless the Securities are earlier converted, redeemed or purchased by the Company or otherwise repaid. The Securities shall accrete in value from October 30, 2001. If the Company elects to pay cash interest upon the occurrence of a Tax Event, cash interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date (as defined below); provided that, if the Company elects to pay cash interest upon the occurrence of a Tax Event as of a date less than 60 days prior to any Interest Payment Date, the first payment of cash interest shall be made on the Interest Payment Date next succeeding such Interest Payment Date. The record date for the payment of cash interest to Holders shall be the close of business on October 15 and April 15 of each year (whether or not a Business Day); provided that cash interest payable at Stated Maturity or upon redemption or purchase shall be payable to the person to whom principal is payable. Cash interest on the Securities shall be paid to registered holders of the Securities as of the record date. Any cash interest or accretion in value for any period shorter than a full semi-arrival period shall be computed, using a 30-day month and any period shorter than a month, using actual days elapsed. Any cash interest or accretion in value so computed shall be rounded to the nearest whole dollar.

                                     A-1-3

          Tax Event. From and after the date of the occurrence of a Tax Event, the Company will have the option to elect to pay cash interest on the Securities at a rate per annum equal to the yield to maturity in effect on the Option Exercise Date (as defined below). On the date of the Company's election to pay cash interest following a Tax Event (the "Option Exercise Date"), the principal amount of each Security shall be restated and shall equal the Accreted Value of such Security as of the Option Exercise Date up to but not including the Option Exercise Date (the "Restated Principal Amount"). Cash interest shall accrue on the Restated Principal Amount from the Option Exercise Date and shall be subject to a Rate Reset as described in the first paragraph of Section 1 above.

          A "Tax Event" means that the Company shall have received an opinion from an independent tax counsel experienced in such matters to the effect that, on or after October 30, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or rules or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after October 30, 2001, there is more than an insubstantial risk that interest (including amounts reflecting accretion in value of the Securities included in the Accreted Value of the Securities) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

2.  Method of Payment.
    -----------------

          Pursuant to the terms and conditions of the Fourth Supplemental Indenture, the Company shall make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of the Redemption Price, Purchase Price, Change of Control Purchase Price and principal of the Securities at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts, or by check payable in such money.

          If the principal hereof, including any principal or Accreted Value reflected in the Redemption Price, Purchase Price or Change of Control Purchase Price, as applicable, or any portion thereof is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price, Purchase Price, Change of Control Purchase Price or principal upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of ___% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

                                     A-1-4

3.  Paying Agent, Conversion Agent and Security Registrar.
    -----------------------------------------------------

          Initially, The Chase Manhattan Bank (the "Trustee"), shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security Registrar.

4.  Indenture.
    ---------

          The Company issued the Securities under an indenture (the "Indenture"), dated as of August 1, 1990, between the Company and the Trustee, as supplemented and amended by the first supplemental indenture dated as of June 15, 1991, the second supplemental indenture dated as of May 6, 1997, the third supplemental indenture dated as of April 22, 1998 and the fourth supplemental indenture, dated as of October 30, 2001 (the "Fourth Supplemental Indenture"), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are general unsecured obligations of the Company initially limited to $490,000,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein (or $563,500,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein, if the Underwriters exercise in full their over-allotment option granted under the Underwriting Agreement) and will rank equally in right of payment to all the Company's present and future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.  Redemption at the Option of the Company.
    ---------------------------------------

          The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after October 30, 2008 at a redemption price per Security equal to the Redemption Price. No sinking fund is provided for the Securities.

          The table below shows Redemption Prices of a Security per $1,000 principal amount at maturity on October 30, 2008, at each following October 30 before maturity and at maturity on October 30, 2021, assuming that neither a reset of the yield to maturity nor a Tax Event occurs. These prices reflect the Issue Price of a Security plus the accretion in value on that Security, based on the yield to maturity from time to time in effect. The Redemption Price of a Security redeemed between those dates will include any additional increase in the Accreted Value since the immediately preceding redemption date set forth below up to but not including the redemption date.

                                     A-1-5

                                                         (2)                           (3)
                                                  Accretion in Value                Redemption
                                   (1)             from the Date of                    Price
Redemption Date                 Issue Price            Issuance                     (1) + (2)
---------------              -----------------    --------------------         ------------------------
October 30
2008                              $819.14              $ 59.24                      $  878.38
2009                               819.14                68.05                         887.19
2010                               819.14                76.94                         896.08
2011                               819.14                85.92                         905.06
2012                               819.14                95.00                         914.14
2013                               819.14               104.16                         923.30
2014                               819.14               113.42                         932.56
2015                               819.14               122.77                         941.91
2016                               819.14               132.21                         951.35
2017                               819.14               141.75                         960.89
2018                               819.14               151.38                         970.52
2019                               819.14               161.11                         980.25
2020                               819.14               170.94                         990.08
2021 (maturity)                    819.14               180.86                       1,000.00

          Notice of redemption must be mailed at least 15 days, but not more than 60 days, before the Redemption Date to the Trustee and each Holder of Securities to be redeemed at the Holder's address as shown on the register kept by the Securities Registrar.

          If the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, cash interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

          On and after the Redemption Date, cash interest shall cease to accrue on Securities or any portion of them called for redemption and such Securities or any portion thereof called for redemption shall cease to accrete in value; provided that funds in the requisite amount are paid or made available for payment on that date.

6.  Purchase By the Company at the Option of the Holder.
    ---------------------------------------------------

          Subject to the terms and conditions of the Fourth Supplemental Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on October 30, 2003, October 30, 2006, October 30, 2008, October 30, 2011 and October 30, 2016
(each a "Purchase Date") at a purchase price per Security equal to the Purchase Price (provided that, if the Company has elected to pay cash interest upon the occurrence of a Tax Event and if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Fourth Supplemental Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day

                                     A-1-6
prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Fourth Supplemental Indenture.

          The Purchase Price of a Security as of each of the Purchase Dates (assuming that neither a reset of the yield to maturity nor a Tax Event occurs) will be:



     Purchase Date                  Purchase Price
     -------------                  --------------

     October 30, 2003               $835.65
     October 30, 2006               $861.03
     October 30, 2008               $878.38
     October 30, 2011               $905.06
     October 30, 2016               $951.35


          On the first three Purchase Dates, the Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 4.7 of the Fourth Supplemental Indenture. On the last two Purchase Dates, the Purchase Price the Securities may be paid for in cash only.

          Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Fourth Supplemental Indenture.

          If cash or securities sufficient to pay the Purchase Price or the Change of Control Purchase Price, as the case may be, of a Security or portion thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, are deposited with the Paying Agent or the Stock Transfer Agent, as the case may be, on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, then, immediately after the Purchase Date or the Change of Control Purchase Date, as the case may be, such Security shall cease to be outstanding, the Security shall cease to accrete in value and cash interest, if any, on such Security shall cease to accrue, whether or not book-entry transfer is made or such Security is delivered to the Paying Agent or the Stock Transfer Agent, as the case may be. Thereafter, the Holder of such Security shall have no other rights other than the right to receive the Purchase Price or the Change of Control Purchase Price, as the case may be, upon surrender of such Security.

          If a Change of Control occurs, each Holder of Securities shall have the right, at the Holder's option, to require the Company to purchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) on the Change of Control Purchase Date selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a purchase price per Security equal to the Change of Control Purchase Price, which Change of Control Purchase Price shall be paid in cash.

          Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the thirtieth day after the occurrence of a Change of Control, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the

                                     A-1-7

Securities a Change of Control Company Notice describing, among other things, the occurrence of such Change of Control and of the purchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the purchase option, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Company Notice the Securities with respect to which the right is being exercised, which, in the case of Certificated Securities, must be duly endorsed for transfer to the Company.

7.  Conversion.
    ----------

          A Holder may surrender Securities for conversion into shares of Common Stock on a Conversion Date if, as of such Conversion Date, the Closing Sale Price of the Common Stock for at least 20 trading days in the 30-day period ending on the trading day prior to the Conversion Date is more than the Applicable Percentage then in effect of the Accreted Conversion Price per share of Common Stock on such Conversion Date. The "Accreted Conversion Price" per share of Common Stock as of any day means the quotient of the Accreted Value of a Security divided by the Conversion Rate on that day. The "Applicable Percentage" means (a) for any date before October 30, 2021, the percentage set forth below opposite such date or opposite the pair of dates between which such date falls, as the case may be, and (b) for October 30, 2021 or any date thereafter, 110.0%.

             From (and                   To (but            Applicable
                                                            ----------
             including                  excluding)          Percentage
             ---------                  ----------          ----------

          October 30, 2001           October 30, 2002          120.0%
          October 30, 2002           October 30, 2003          119.5
          October 30, 2003           October 30, 2004          119.0
          October 30, 2004           October 30, 2005          118.5
          October 30, 2005           October 30, 2006          118.0
          October 30, 2006           October 30, 2007          117.5
          October 30, 2007           October 30, 2008          117.0
          October 30, 2008           October 30, 2009          116.5
          October 30, 2009           October 30, 2010          116.0
          October 30, 2010           October 30, 2011          115.5
          October 30, 2011           October 30, 2012          115.0
          October 30, 2012           October 30, 2013          114.5
          October 30, 2013           October 30, 2014          114.0
          October 30, 2014           October 30, 2015          113.5
          October 30, 2015           October 30, 2016          113.0
          October 30, 2016           October 30, 2017          112.5
          October 30, 2017           October 30, 2018          112.0
          October 30, 2018           October 30, 2019          111.5
          October 30, 2019           October 30, 2020          111.0
          October 30, 2020           October 30, 2021          110.5

                                     A-1-8

          A Holder may also surrender Securities for conversion into shares of Common Stock if at any time Moody's Investor Service, Inc. has downgraded the Company's senior long-term unsecured corporate credit rating to below Ba1 and Standard & Poor's Rating Services has downgraded the Company's senior long-term unsecured corporate credit rating to below BB+, respectively, for so long as both such downgrades remain in effect.

          In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 5 of this Security, even if the foregoing provisions have not been satisfied, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately prior to the Redemption Date; provided that if the Company shall default in payment of the Redemption Price, a Holder may surrender Securities for conversion on or after the related Redemption Date.

          In the event that the Company declares a dividend or distribution described in Section 7.7 of the Fourth Supplemental Indenture, or a dividend or distribution described in Section 7.8 of the Fourth Supplemental Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Fourth Supplemental Indenture, exceeds 15% of the current Market Price of the Common Stock as of the trading day immediately prior to the date of declaration, a Holder may surrender Securities for conversion beginning on the date the Company gives notice to such Holder of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and such Holder may surrender such Securities for conversion at any time thereafter until the earlier of (i) the close of business on the Business Day prior to the Ex-Dividend Time and (ii) the Company announces that such distribution shall not take place.

          In the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets or a merger pursuant to which the Common Stock would be converted into, or into the right to receive, cash, securities or other assets as set forth in Section 7.14 of the Fourth Supplemental Indenture, a Holder may surrender Securities for conversion at any time beginning 15 days before the anticipated effective date of the transaction until 15 days after the actual effective date of the transaction.

          Upon conversion, no payment or adjustment for accrued and unpaid cash interest on or accretion in value of a converted Security or for dividends or distributions on the Common Stock shall be made. If a Holder surrenders Securities for conversion after the Company has exercised its option to pay cash interest following a Tax Event, and during the period after any interest record date and before the corresponding Interest Payment Date, the Holder must pay the Company the cash interest, if any, payable on such Securities, unless such Securities have been called for redemption on a Redemption Date within such period or on the Interest Payment Date.

          A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Fourth Supplemental Indenture. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be not converted.

                                     A-1-9

          The Conversion Rate is initially 17.7461 shares of Common Stock per Security, subject to adjustment in certain events described in this Fourth Supplemental Indenture. A Holder that surrenders Securities for conversion shall receive cash in lieu of any fractional shares of Common Stock.

          If the Company exercises its option to pay cash interest on, and restate the principal amount at maturity of, the 2001 Convertible Securities following the occurrence of a Tax Event pursuant to Section 1 of this Security, a Holder shall be entitled to receive a number of shares of Common Stock upon conversion of any 2001 Convertible Security that is equal to the number of shares of Common Stock that such Holder would have received upon conversion of such 2001 Convertible Security if the Company had not exercised such option.

          To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Security Registrar, the Company or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a person other than the Holder thereof. A Holder may convert a portion of a Security if the portion is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount).

          The Conversion Rate shall be adjusted for dividends or distributions on shares of Common Stock payable in shares of Common Stock or other Capital Stock; subdivisions, combinations or reclassifications of Common Stock specified in the Fourth Supplemental Indenture; distributions to all holders of Common Stock of rights or warrants (excluding rights governed by the Company's shareholders rights plan) specified in the Fourth Supplemental Indenture to purchase shares of Common Stock for a period expiring within 60 days at less than the current Market Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or other distributions). However, no adjustment need be made if Holders may participate in the transaction without conversion or in certain other cases specified in the Fourth Supplemental Indenture. The Company from time to time may voluntarily increase the Conversion Rate.

          If the Company is a party to a consolidation, merger or transfer or lease of all or substantially all of its assets pursuant to which the outstanding shares of Common Stock are converted into, or into the right to receive, cash, securities or other assets, then at the effective time of the transaction, the right to convert a Security into shares of Common Stock will be changed into a right to convert it into, or into the right to receive, as applicable, the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted that Holder's Security immediately before the transaction (assuming, in a case in which the Company's stockholders may exercise rights of election, that a Holder of Securities would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

                                    A-1-10

8.  Conversion Arrangement.
    ----------------------

          The Company has the option to designate a financial institution to which Securities surrendered for conversion by a Holder of Securities shall be initially offered by the Conversion Agent for exchange in lieu of the Company's converting the Securities. When a Holder surrenders Securities for conversion, the Conversion Agent shall cause the Securities first to be offered to a financial institution chosen by the Company for exchange lieu of conversion.
The Company expects that when the Securities are convertible, the designated institution shall submit to the Conversion Agent a non-binding offer to accept Securities surrendered for conversion. In order to accept Securities surrendered for conversion, the designated institution must agree to exchange for such Securities a number of shares of Common Stock equal to the number of such shares the Holder of such Securities would receive upon conversion, plus cash for any fractional shares. If the institution accepts any such Securities, it shall deliver, or shall cause to be delivered on its behalf, the appropriate number of shares of Common Stock and cash to the Stock Transfer Agent or the Conversion Agent, as the case may be, and the Stock Transfer Agent or the Conversion Agent, as the case may be, shall deliver those shares or cash, as the case may be, to the Holder who surrendered the Securities. The designation of an institution to which Securities may be submitted for exchange does not require the institution to accept any Securities from the Conversion Agent. If the designated institution declines to accept any Securities in whole or in part, those Securities or parts of Securities shall be converted into shares of Common Stock as the close of business on the Business Day following the Business Day on which the Securities are surrendered for conversion. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related shares of Common Stock and cash, the Securities shall be converted and the shares of Common Stock and cash shall be delivered. Any Securities accepted for exchange by the designated institution shall remain outstanding.

9.  Denominations, Transfer, Exchange.
    ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) and integral multiples of $1,000 (or such increased amount). A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.  Amendment, Supplement, Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities, and any existing default or compliance with any provisions may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities. Without the consent of any Holders, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to
                ----- ----
provide for assumption of Company obligations to Holders in the case of a merger or acquisition, to make any change that does not materially adversely affect the rights of any Holder.

                                    A-1-11

11.  Defaults and Remedies.
     ---------------------

          An Event of Default is default in the payment by the Company of accrued and unpaid cash interest (including any cash interest payable after any election by the Company to restate the principal amount of the Securities and pay cash interest on the Securities following the occurrence of a Tax Event) on the Securities continued for 30 days, default by the Company in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) of the Securities at the Stated Maturity, failure by the Company for 90 days after written notice (as specified in the Indenture) to it to comply with any of its other covenants or agreements in the Indenture and specified events of bankruptcy, insolvency or reorganization with respect to the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Securities may declare an amount equal to the Accreted Value of the Securities (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) in respect of the Securities to be immediately due and payable.

          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Event of Default (except an Event of Default in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest following the occurrence of a Tax Event, the Restated Principal Amount) or accrued and unpaid interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12.  Trustee Dealings With Company.
     -----------------------------

          The Chase Manhattan Bank, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13.  No Recourse Against Others.
     --------------------------

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture (as applicable) or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.  Authentication.
     --------------

          This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

                                    A-1-12

15.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

16.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17.  Governing Law.
     -------------
          The laws of the State of New York shall govern the Indenture and the Securities.

                            _______________________

                                    A-1-13

                               CONVERSION NOTICE

To CSX Corporation (the "Company"):

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such corresponding increased amount) below designated, into shares of CSX Corporation Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any cash in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

          To convert this Security into shares of Common Stock of the Company, check the box: [_]

          To convert only part of this Security, state the amount (must be $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or any whole multiple of $1,000 (or such increased amount in the event of a Rate Reset): $________

          Please designate your DTC Participant's name and Participant Number in the form below:

Name of DTC Participant:
--------------------------------------------------------------------------------

DTC Participant Number:
--------------------------------------------------------------------------------


Address:
--------------------------------------------------------------------------------


Date:_______________  Your signature:___________________________________________
                                     (Sign exactly as your name appears on the face of this Security)

Signature Guaranteed*:__________________________________________________________

* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    A-1-14

                                ASSIGNMENT FORM

          To assign this Security or, in the event of conversion, shares of CSX Corporation Common Stock, fill in the form below:

I or we assign and transfer this Security, or ____ shares of CSX Corporation Common Stock, to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       (Insert assignee's social security
                         or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________ agent to transfer this Security, or shares of CSX Corporation Common Stock, on the books of the Company. The agent may substitute another to act for him.

Date:_______________  Your signature:___________________________________________
                                     (Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:___________________________________________________________




                                    A-1-15

                                    ANNEX 1

                          Projected Payment Schedule*


Semi-Annual Period  Ending                           Projected Payment per
--------------------------                           ---------------------
                                                  $1,000 Principal Amount at
                                                  --------------------------
                                                       Maturity of Notes
                                                  --------------------------
           April 30, 2002                                      -
          October 30, 2002                                     -
           April 30, 2003                                      -
          October 30, 2003                                     -
           April 30, 2004                                      -
          October 30, 2004                                     -
           April 30, 2005                                      -
          October 30, 2005                                     -
           April 30, 2006                                      -
          October 30, 2006                                     -
           April 30, 2007                                      -
          October 30, 2007                                     -
           April 30, 2008                                      -
          October 30, 2008                                     -
           April 30, 2009                                      -
          October 30, 2009                                     -
           April 30, 2010                                      -
          October 30, 2010                                     -
           April 30, 2011                                      -
          October 30, 2011                                     -
           April 30, 2012                                      $
          October 30, 2012                                     $
           April 30, 2013                                      $
          October 30, 2013                                     $
           April 30, 2014                                      $
          October 30, 2014                                     $
           April 30, 2015                                      $
          October 30, 2015                                     $
           April 30, 2016                                      $
          October 30, 2016                                     $
           April 30, 2017                                      $
          October 30, 2017                                     $

_______________________
/*/ The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.

                                    A-1-16

           April 30, 2018                                      $
          October 30, 2018                                     $
           April 30, 2019                                      $
          October 30, 2019                                     $
           April 30, 2020                                      $
          October 30, 2020                                     $
           April 30, 2021                                      $
          October 30, 2021                                     $

                                    A-1-17

                                                                     EXHIBIT A-2

                    [FORM OF FACE OF CERTIFICATED SECURITY]

          THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS (S) 1.1275-4(b). AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, CSX CORPORATION (THE "COMPANY") HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION
5.3 OF THE FOURTH SUPPLEMENTAL INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

          THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF). THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                                     A-2-1

                                CSX CORPORATION
            ZERO COUPON CONVERTIBLE DEBENTURES DUE OCTOBER 30, 2021

No.                                             CUSIP:  126408 GA 5
Issue Date:  October 30, 2001
Issue Price: $819.14
(for each $1,000 principal amount at
maturity, subject to adjustment)


          CSX CORPORATION, a Virginia corporation, promises to pay to ____________________ or registered assigns, the principal amount at maturity of
[                    ] DOLLARS ($[                  ]) on October 30, 2021,
subject to adjustment as provided herein.

          This Security shall accrete in value as specified on the other side of this Security. This Security shall not bear cash interest except in the manner specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:                             CSX CORPORATION



                                   By:_________________________
                                      Name:
                                      Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities
of a series issued under the
Indenture described herein.

THE CHASE MANHATTAN BANK,
(NATIONAL ASSOCIATION)

By:_________________________
      Authorized Officer


Dated:

                                     A-2-2

                   [FORM OF REVERSE OF CERTIFICATED SECURITY]

            Zero Coupon Convertible Debentures due October 30, 2021

1.  Accretion in Value and Cash Interest.
    ------------------------------------

          Accretion and Reset;  Cash Interest.  Except as provided in this
Section 1, this Security shall not bear cash interest. This Security shall initially represent the Issue Price and shall accrete in value such that the initial yield to maturity shall be 1.00% per annum through the Stated Maturity. The accretion rate in effect with respect to this Security shall at any time equal the yield to maturity then in effect for this Security paid. The yield to maturity (or, if the Company has elected to restate the principal amount of the Securities and pay cash interest on the Securities following the occurrence of a Tax Event, the cash interest rate) on this Security shall be reset on October 30, 2007, October 30, 2011 and October 30, 2016 (each, a "Reset Date") to a rate per annum equal to the Five-Year Treasury Rate minus 2.80%. In no event, however, shall the yield to maturity (or the cash interest rate, if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) be reset below the initial rate per annum or above 3.00% per annum. The principal amount of this Security at any time shall equal the Accreted Value (or, if the Company has elected to restate the principal amount of this Security and pay cash interest on this Security following the occurrence of a Tax Event, the Restated Principal Amount) of this Security.

          Cash Interest and Accretion Computation and Method of Payment. Any cash interest payable hereunder following the occurrence of a Tax Event and any accretion in value of the Securities shall be computed based on a 360-day year of twelve 30-day months and semi-annual periods ending on October 30 and April 30 of each year. Cash interest (if the principal amount of the Securities shall have been restated following the occurrence of a Tax Event) shall be payable semi-annually in arrears on (but excluding) each October 30 and April 30 (each an "Interest Payment Date") through the Stated Maturity unless the Securities are earlier converted, redeemed or purchased by the Company or otherwise repaid. The Securities shall accrete in value from October 30, 2001. If the Company elects to pay cash interest upon the occurrence of a Tax Event, cash interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date (as defined below); provided that, if the Company elects to pay cash interest upon the occurrence of a Tax Event as of a date less than 60 days prior to any Interest Payment Date, the first payment of cash interest shall be made on the Interest Payment Date next succeeding such Interest Payment Date. The record date for the payment of cash interest to Holders shall be the close of business on October 15 and April 15 of each year (whether or not a Business Day); provided that cash interest payable at Stated Maturity or upon redemption or purchase shall be payable to the person to whom principal is payable. Cash interest on the Securities shall be paid to registered holders of the Securities as of the record date. Any cash interest or accretion in value for any period shorter than a full semi-arrival period shall be computed, using a 30-day month and any period shorter than a month, using actual days elapsed. Any cash interest or accretion in value so computed shall be rounded to the nearest whole dollar.

                                     A-2-3

          Tax Event. From and after the date of the occurrence of a Tax Event, the Company will have the option to elect to pay cash interest on the Securities at a rate per annum equal to the yield to maturity in effect on the Option Exercise Date (as defined below). On the date of the Company's election to pay cash interest following a Tax Event (the "Option Exercise Date"), the principal amount of each Security shall be restated and shall equal the Accreted Value of such Security as of the Option Exercise Date up to but not including the Option Exercise Date (the "Restated Principal Amount"). Cash interest shall accrue on the Restated Principal Amount from the Option Exercise Date and shall be subject to a Rate Reset as described in the first paragraph of Section 1 above.

          A "Tax Event" means that the Company shall have received an opinion from an independent tax counsel experienced in such matters to the effect that, on or after October 30, 2001, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or rules or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after October 30, 2001, there is more than an insubstantial risk that interest (including amounts reflecting accretion in value of the Securities included in the Accreted Value of the Securities) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States Federal income tax purposes.

2.  Method of Payment.
    -----------------

          Pursuant to the terms and conditions of the Fourth Supplemental Indenture, the Company shall make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of the Redemption Price, Purchase Price, Change of Control Purchase Price and principal of the Securities at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts, or by check payable in such money.

          If the principal hereof, including any principal or Accreted Value reflected in the Redemption Price, Purchase Price or Change of Control Purchase Price, as applicable, or any portion thereof is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price, Purchase Price, Change of Control Purchase Price or principal upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of ___% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

                                     A-2-4

3.  Paying Agent, Conversion Agent and Security Registrar.
    -----------------------------------------------------

          Initially, The Chase Manhattan Bank (the "Trustee"), shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security Registrar.

4.  Indenture.
    ---------

          The Company issued the Securities under an indenture (the "Indenture"), dated as of August 1, 1990, between the Company and the Trustee, as supplemented and amended by the first supplemental indenture dated as of June 15, 1991, the second supplemental indenture dated as of May 6, 1997, the third supplemental indenture dated as of April 22, 1998 and the fourth supplemental indenture, dated as of October 30, 2001 (the "Fourth Supplemental Indenture"), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are general unsecured obligations of the Company initially limited to $490,000,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein (or $563,500,000 aggregate principal amount at maturity, subject to upward adjustment as provided herein, if the Underwriters exercise in full their over-allotment option granted under the Underwriting Agreement) and will rank equally in right of payment to all the Company's present and future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.  Redemption at the Option of the Company.
    ---------------------------------------

          The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after October 30, 2008 at a redemption price per Security equal to the Redemption Price. No sinking fund is provided for the Securities.

          The table below shows Redemption Prices of a Security per $1,000 principal amount at maturity on October 30, 2008, at each following October 30 before maturity and at maturity on October 30, 2021, assuming that neither a reset of the yield to maturity nor a Tax Event occurs. These prices reflect the Issue Price of a Security plus the accretion in value on that Security, based on the yield to maturity from time to time in effect. The Redemption Price of a Security redeemed between those dates will include any additional increase in the Accreted Value since the immediately preceding redemption date set forth below up to but not including the redemption date.

                                     A-2-5

                                                          (2)                          (3)
                                                    Accretion in Value              Redemption
                              (1)                    from the Date of                 Price
Redemption Date           Issue Price                   Issuance                     (1) + (2)
---------------        --------------------       -----------------------        -------------------
October 30
2008                      $819.14                     $ 59.24                       $  878.38
2009                       819.14                       68.05                          887.19
2010                       819.14                       76.94                          896.08
2011                       819.14                       85.92                          905.06
2012                       819.14                       95.00                          914.14
2013                       819.14                      104.16                          923.30
2014                       819.14                      113.42                          932.56
2015                       819.14                      122.77                          941.91
2016                       819.14                      132.21                          951.35
2017                       819.14                      141.75                          960.89
2018                       819.14                      151.38                          970.52
2019                       819.14                      161.11                          980.25
2020                       819.14                      170.94                          990.08
2021 (maturity)            819.14                      180.86                        1,000.00

          Notice of redemption must be mailed at least 15 days, but not more than 60 days, before the Redemption Date to the Trustee and each Holder of Securities to be redeemed at the Holder's address as shown on the register kept by the Securities Registrar.

          If the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, cash interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

          On and after the Redemption Date, cash interest shall cease to accrue on Securities or any portion of them called for redemption and such Securities or any portion thereof called for redemption shall cease to accrete in value; provided that funds in the requisite amount are paid or made available for payment on that date.

6.  Purchase By the Company at the Option of the Holder.
    ---------------------------------------------------

          Subject to the terms and conditions of the Fourth Supplemental Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on October 30, 2003, October 30, 2006, October 30, 2008, October 30, 2011 and October 30, 2016
(each a "Purchase Date") at a purchase price per Security equal to the Purchase Price (provided that, if the Company has elected to pay cash interest upon the occurrence of a Tax Event and if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Fourth Supplemental Indenture, at any time from the opening of business on the date that is 20

                                     A-2-6

Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Fourth Supplemental Indenture.

          The Purchase Price of a Security as of each of the Purchase Dates (assuming that neither a reset of the yield to maturity nor a Tax Event occurs) will be:

     Purchase Date            Purchase Price
     -------------            --------------

     October 30, 2003           $835.65
     October 30, 2006           $861.03
     October 30, 2008           $878.38
     October 30, 2011           $905.06
     October 30, 2016           $951.35

          On the first three Purchase Dates, the Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 4.7 of the Fourth Supplemental Indenture. On the last two Purchase Dates, the Purchase Price the Securities may be paid for in cash only.

          Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Fourth Supplemental Indenture.

          If cash or securities sufficient to pay the Purchase Price or the Change of Control Purchase Price, as the case may be, of a Security or portion thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, are deposited with the Paying Agent or the Stock Transfer Agent, as the case may be, on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, then, immediately after the Purchase Date or the Change of Control Purchase Date, as the case may be, such Security shall cease to be outstanding, the Security shall cease to accrete in value and cash interest, if any, on such Security shall cease to accrue, whether or not book-entry transfer is made or such Security is delivered to the Paying Agent or the Stock Transfer Agent, as the case may be. Thereafter, the Holder of such Security shall have no other rights other than the right to receive the Purchase Price or the Change of Control Purchase Price, as the case may be, upon surrender of such Security.

          If a Change of Control occurs, each Holder of Securities shall have the right, at the Holder's option, to require the Company to purchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) on the Change of Control Purchase Date selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a purchase price per Security equal to the Change of Control Purchase Price, which Change of Control Purchase Price shall be paid in cash.

          Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the thirtieth day after the occurrence of a Change of Control,

                                     A-2-7
the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a Change of Control Company Notice describing, among other things, the occurrence of such Change of Control and of the purchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the purchase option, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Company Notice the Securities with respect to which the right is being exercised, which, in the case of Certificated Securities, must be duly endorsed for transfer to the Company.

7.  Conversion.
    ----------

          A Holder may surrender Securities for conversion into shares of Common Stock on a Conversion Date if, as of such Conversion Date, the Closing Sale Price of the Common Stock for at least 20 trading days in the 30-day period ending on the trading day prior to the Conversion Date is more than the Applicable Percentage then in effect of the Accreted Conversion Price per share of Common Stock on such Conversion Date. The "Accreted Conversion Price" per share of Common Stock as of any day means the quotient of the Accreted Value of a Security divided by the Conversion Rate on that day. The "Applicable Percentage" means (a) for any date before October 30, 2021, the percentage set forth below opposite such date or opposite the pair of dates between which such date falls, as the case may be, and (b) for October 30, 2021 or any date thereafter, 110.0%.

              From (and               To (but           Applicable
                                                        ----------
              including              excluding)         Percentage
              ---------              ---------          ----------

           October 30, 2001       October 30, 2002        120.0%
           October 30, 2002       October 30, 2003        119.5
           October 30, 2003       October 30, 2004        119.0
           October 30, 2004       October 30, 2005        118.5
           October 30, 2005       October 30, 2006        118.0
           October 30, 2006       October 30, 2007        117.5
           October 30, 2007       October 30, 2008        117.0
           October 30, 2008       October 30, 2009        116.5
           October 30, 2009       October 30, 2010        116.0
           October 30, 2010       October 30, 2011        115.5
           October 30, 2011       October 30, 2012        115.0
           October 30, 2012       October 30, 2013        114.5
           October 30, 2013       October 30, 2014        114.0
           October 30, 2014       October 30, 2015        113.5
           October 30, 2015       October 30, 2016        113.0
           October 30, 2016       October 30, 2017        112.5
           October 30, 2017       October 30, 2018        112.0
           October 30, 2018       October 30, 2019        111.5
           October 30, 2019       October 30, 2020        111.0
           October 30, 2020       October 30, 2021        110.5

                                     A-2-8

          A Holder may also surrender Securities for conversion into shares of Common Stock if at any time Moody's Investor Service, Inc. has downgraded the Company's senior long-term unsecured corporate credit rating to below Ba1 and Standard & Poor's Rating Services has downgraded the Company's senior long-term unsecured corporate credit rating to below BB+, respectively, for so long as both such downgrades remain in effect.

          In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 5 of this Security, even if the foregoing provisions have not been satisfied, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately prior to the Redemption Date; provided that if the Company shall default in payment of the Redemption Price, a Holder may surrender Securities for conversion on or after the related Redemption Date.

          In the event that the Company declares a dividend or distribution described in Section 7.7 of the Fourth Supplemental Indenture, or a dividend or distribution described in Section 7.8 of the Fourth Supplemental Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Fourth Supplemental Indenture, exceeds 15% of the current Market Price of the Common Stock as of the trading day immediately prior to the date of declaration, a Holder may surrender Securities for conversion beginning on the date the Company gives notice to such Holder of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and such Holder may surrender such Securities for conversion at any time thereafter until the earlier of (i) the close of business on the Business Day prior to the Ex-Dividend Time and (ii) the Company announces that such distribution shall not take place.

          In the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets or a merger pursuant to which the Common Stock would be converted into, or into the right to receive, cash, securities or other assets as set forth in Section 7.14 of the Fourth Supplemental Indenture, a Holder may surrender Securities for conversion at any time beginning 15 days before the anticipated effective date of the transaction until 15 days after the actual effective date of the transaction.

          Upon conversion, no payment or adjustment for accrued and unpaid cash interest on or accretion in value of a converted Security or for dividends or distributions on the Common Stock shall be made. If a Holder surrenders Securities for conversion after the Company has exercised its option to pay cash interest following a Tax Event, and during the period after any interest record date and before the corresponding Interest Payment Date, the Holder must pay the Company the cash interest, if any, payable on such Securities, unless such Securities have been called for redemption on a Redemption Date within such period or on the Interest Payment Date.

          A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Fourth Supplemental Indenture. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be not converted.

                                     A-2-9

          The Conversion Rate is initially 17.7461 shares of Common Stock per Security, subject to adjustment in certain events described in this Fourth Supplemental Indenture. A Holder that surrenders Securities for conversion shall receive cash in lieu of any fractional shares of Common Stock.

          If the Company exercises its option to pay cash interest on, and restate the principal amount at maturity of, the 2001 Convertible Securities following the occurrence of a Tax Event pursuant to Section 1 of this Security, a Holder shall be entitled to receive a number of shares of Common Stock upon conversion of any 2001 Convertible Security that is equal to the number of shares of Common Stock that such Holder would have received upon conversion of such 2001 Convertible Security if the Company had not exercised such option.

          To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Security Registrar, the Company or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a person other than the Holder thereof. A Holder may convert a portion of a Security if the portion is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such increased amount).

          The Conversion Rate shall be adjusted for dividends or distributions on shares of Common Stock payable in shares of Common Stock or other Capital Stock; subdivisions, combinations or reclassifications of Common Stock specified in the Fourth Supplemental Indenture; distributions to all holders of Common Stock of rights or warrants (excluding rights governed by the Company's shareholders rights plan) specified in the Fourth Supplemental Indenture to purchase shares of Common Stock for a period expiring within 60 days at less than the current Market Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or other distributions). However, no adjustment need be made if Holders may participate in the transaction without conversion or in certain other cases specified in the Fourth Supplemental Indenture. The Company from time to time may voluntarily increase the Conversion Rate.

          If the Company is a party to a consolidation, merger or transfer or lease of all or substantially all of its assets pursuant to which the outstanding shares of Common Stock are converted into, or into the right to receive, cash, securities or other assets, then at the effective time of the transaction, the right to convert a Security into shares of Common Stock will be changed into a right to convert it into, or into the right to receive, as applicable, the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted that Holder's Security immediately before the transaction (assuming, in a case in which the Company's stockholders may exercise rights of election, that a Holder of Securities would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

                                    A-2-10

8.  Conversion Arrangement.
    ----------------------

          The Company has the option to designate a financial institution to which Securities surrendered for conversion by a Holder of Securities shall be initially offered by the Conversion Agent for exchange in lieu of the Company's converting the Securities. When a Holder surrenders Securities for conversion, the Conversion Agent shall cause the Securities first to be offered to a financial institution chosen by the Company for exchange lieu of conversion.
The Company expects that when the Securities are convertible, the designated institution shall submit to the Conversion Agent a non-binding offer to accept Securities surrendered for conversion. In order to accept Securities surrendered for conversion, the designated institution must agree to exchange for such Securities a number of shares of Common Stock equal to the number of such shares the Holder of such Securities would receive upon conversion, plus cash for any fractional shares. If the institution accepts any such Securities, it shall deliver, or shall cause to be delivered on its behalf, the appropriate number of shares of Common Stock and cash to the Stock Transfer Agent or the Conversion Agent, as the case may be, and the Stock Transfer Agent or the Conversion Agent, as the case may be, shall deliver those shares or cash, as the case may be, to the Holder who surrendered the Securities. The designation of an institution to which Securities may be submitted for exchange does not require the institution to accept any Securities from the Conversion Agent. If the designated institution declines to accept any Securities in whole or in part, those Securities or parts of Securities shall be converted into shares of Common Stock as the close of business on the Business Day following the Business Day on which the Securities are surrendered for conversion. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related shares of Common Stock and cash, the Securities shall be converted and the shares of Common Stock and cash shall be delivered. Any Securities accepted for exchange by the designated institution shall remain outstanding.

9.  Denominations, Transfer, Exchange.
    ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) and integral multiples of $1,000 (or such increased amount). A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.  Amendment, Supplement, Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities, and any existing default or compliance with any provisions may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities. Without the consent of any Holders, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to
                ----- ----
provide for assumption of Company obligations to Holders in the case of a merger or acquisition, to make any change that does not materially adversely affect the rights of any Holder.

                                    A-2-11

11.  Defaults and Remedies.
     ---------------------

          An Event of Default is default in the payment by the Company of accrued and unpaid cash interest (including any cash interest payable after any election by the Company to restate the principal amount of the Securities and pay cash interest on the Securities following the occurrence of a Tax Event) on the Securities continued for 30 days, default by the Company in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) of the Securities at the Stated Maturity, failure by the Company for 90 days after written notice (as specified in the Indenture) to it to comply with any of its other covenants or agreements in the Indenture and specified events of bankruptcy, insolvency or reorganization with respect to the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Securities may declare an amount equal to the Accreted Value of the Securities (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest on the Securities following the occurrence of a Tax Event, the Restated Principal Amount) in respect of the Securities to be immediately due and payable.

          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require security or indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount at maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Event of Default (except an Event of Default in payment of principal (or, if the Company has elected to restate the principal amount of the Securities and pay additional cash interest following the occurrence of a Tax Event, the Restated Principal Amount) or accrued and unpaid interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12.  Trustee Dealings With Company.
     -----------------------------

          The Chase Manhattan Bank, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13.  No Recourse Against Others.
     --------------------------

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture (as applicable) or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.  Authentication.
     --------------

          This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

                                    A-2-12

15.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

16.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17.  Governing Law.
     -------------
          The laws of the State of New York shall govern the Indenture and the Securities.

                            _______________________

                                    A-2-13

                               CONVERSION NOTICE

To CSX Corporation (the "Company"):

          The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or an integral multiple of $1,000 (or such corresponding increased amount) below designated, into shares of CSX Corporation Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any cash in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

          To convert this Security into shares of Common Stock of the Company, check the box:[_]

          To convert only part of this Security, state the amount (must be $1,000 principal amount at maturity (subject to upward adjustment in the event of a Rate Reset) or any whole multiple of $1,000 (or such increased amount in the event of a Rate Reset): $________

          Please designate your DTC Participant's name and Participant Number in the form below:

Name of DTC Participant:
--------------------------------------------------------------------------------

DTC Participant Number:
--------------------------------------------------------------------------------


Address:
--------------------------------------------------------------------------------


Date:_______________  Your signature:___________________________________________
                                     (Sign exactly as your name appears on the face of this Security)

Signature Guaranteed*:________________________________________________________

* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    A-2-14

                                ASSIGNMENT FORM

          To assign this Security or, in the event of conversion, shares of CSX Corporation Common Stock, fill in the form below:

I or we assign and transfer this Security, or ____ shares of CSX Corporation Common Stock, to

_______________________________________________________________________________

_______________________________________________________________________________
                       (Insert assignee's social security
                         or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint

________________________________________ agent to transfer this Security, or shares of CSX Corporation Common Stock, on the books of the Company. The agent may substitute another to act for him.

Date:_______________  Your signature:___________________________________________
                                     (Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:___________________________________________________________

                                    A-2-15

                                    ANNEX 1

                          Projected Payment Schedule*



Semi-Annual Period  Ending                             Projected Payment per
--------------------------                             ---------------------
                                                     $1,000 Principal Amount at
                                                     --------------------------
                                                         Maturity of Notes
                                                         -----------------

            April 30, 2002                                        -
           October 30, 2002                                       -
            April 30, 2003                                        -
           October 30, 2003                                       -
            April 30, 2004                                        -
           October 30, 2004                                       -
            April 30, 2005                                        -
           October 30, 2005                                       -
            April 30, 2006                                        -
           October 30, 2006                                       -
            April 30, 2007                                        -
           October 30, 2007                                       -
            April 30, 2008                                        -
           October 30, 2008                                       -
            April 30, 2009                                        -
           October 30, 2009                                       -
            April 30, 2010                                        -
           October 30, 2010                                       -
            April 30, 2011                                        -
           October 30, 2011                                       -
            April 30, 2012                                        $
           October 30, 2012                                       $
            April 30, 2013                                        $
           October 30, 2013                                       $
            April 30, 2014                                        $
           October 30, 2014                                       $
            April 30, 2015                                        $
           October 30, 2015                                       $
            April 30, 2016                                        $
           October 30, 2016                                       $
            April 30, 2017                                        $
           October 30, 2017                                       $


-------------------------------
* THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS ARE DETERMINED ON THE BASIS OF AN ASSUMPTION OF LINEAR GROWTH OF THE STOCK PRICE AND A CONSTANT DIVIDEND YIELD AND ARE NOT DETERMINED FOR ANY PURPOSE OTHER THAN FOR THE DETERMINATION OF INTEREST ACCRUALS AND ADJUSTMENTS THEREOF IN RESPECT OF THE SECURITIES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE COMPARABLE YIELD AND THE SCHEDULE OF PROJECTED PAYMENTS DO NOT CONSTITUTE A PROJECTION OR REPRESENTATION REGARDING THE AMOUNTS PAYABLE ON SECURITIES.

                                    A-2-16

           April 30, 2018                                         $
          October 30, 2018                                        $
           April 30, 2019                                         $
          October 30, 2019                                        $
           April 30, 2020                                         $
          October 30, 2020                                        $
           April 30, 2021                                         $
          October 30, 2021                                        $

                                    A-2-17

--------------------------------------------------------------------------------



                                CSX CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK,
                                    Trustee

                       __________________________________

                                   [FORM OF]
                              FOURTH SUPPLEMENTAL
                                   INDENTURE

                          Dated as of October 30, 2001

                       __________________________________

                  Zero Coupon Convertible Debentures due 2021





--------------------------------------------------------------------------------

                               Table of Contents
                               -----------------

                                                                                                     Page
ARTICLE ONE THE 2001 CONVERTIBLE SECURITIES.......................................................     2

     Section 1.1 Title and Terms..................................................................     2
     Section 1.2 Form.............................................................................     2
     Section 1.3 Paying Agent and Conversion Agent................................................     4
     Section 1.4 Paying Agent to Hold Money and Securities in Trust...............................     4

ARTICLE TWO SCOPES OF APPLICABILITY...............................................................     5

     Section 2.1 Applicability of this Fourth Supplemental Indenture..............................     5
     Section 2.2 Applicability of Indenture.......................................................     5
     Section 2.3 Fourth Supplemental Indenture Shall Govern.......................................     5

ARTICLE THREE DEFINITIONS.........................................................................     5

     Section 3.1 Definitions......................................................................     5
     Section 3.2 Other Definitions................................................................     7

ARTICLE FOUR REDEMPTION AND PURCHASES.............................................................     8

     Section 4.1 Company's Right to Redeem; Notices to Trustee....................................     8
     Section 4.2 Selection of Securities to Be Redeemed...........................................     9
     Section 4.3 Notice of Redemption.............................................................     9
     Section 4.4 Effect of Notice of Redemption...................................................    10
     Section 4.5 Deposit of Redemption Price......................................................    10
     Section 4.6 2001 Convertible Securities Redeemed in Part.....................................    11
     Section 4.7 Purchase of 2001 Convertible Securities by the Company at Option of the Holder...    11
     Section 4.8 Purchase of Securities at Option of the Holder upon Change of Control............    18
     Section 4.9 Effect of Purchase Notice or Change of Control Purchase Notice...................    22
     Section 4.10 Deposit of Purchase Price or Change of Control Purchase Price...................    23
     Section 4.11 Securities Purchased in Part....................................................    23
     Section 4.12 Covenant to Comply With Securities Laws Upon Purchase of Securities.............    24
     Section 4.13 Repayment to the Company........................................................    24

ARTICLE FIVE COVENANTS............................................................................    25

     Section 5.1 Payment of 2001 Convertible Securities...........................................    25
     Section 5.2 Further Instruments and Acts.....................................................    25
     Section 5.3 Calculation of Original Issue Discount...........................................    25

ARTICLE SIX DISCHARGE OF INDENTURE; NO DEFEASANCE.................................................    25

     Section 6.1 Termination of Company's Obligations.............................................    25

ARTICLE SEVEN CONVERSION..........................................................................    26

     Section 7.1 Conversion Privilege.............................................................    26
     Section 7.2 Conversion Procedure.............................................................    26
     Section 7.3 Fractional Shares................................................................    27
     Section 7.4 Taxes on Conversion..............................................................    28
     Section 7.5 Company to Provide Stock.........................................................    28
     Section 7.6 Adjustment for Change in Capital Stock...........................................    28
     Section 7.7 Adjustment for Rights Issue......................................................    29
     Section 7.8 Adjustment for Other Distributions...............................................    31
     Section 7.9 When Adjustment May Be Deferred..................................................    33
     Section 7.10 When No Adjustment Required.....................................................    33
     Section 7.11 Notice of Adjustment............................................................    34
     Section 7.12 Voluntary Increase..............................................................    34
     Section 7.13 Notice of Certain Transactions..................................................    34
     Section 7.14 Reorganization of Company; Special Distributions................................    34
     Section 7.15 Conversion Rate Upon Tax Event..................................................    35
     Section 7.16 Company Determination Final.....................................................    35
     Section 7.17 Trustee's Adjustment Disclaimer.................................................    35
     Section 7.18 Simultaneous Adjustments........................................................    36
     Section 7.19 Successive Adjustments..........................................................    36

ARTICLE EIGHT MISCELLANEOUS PROVISIONS............................................................    36

     Section 8.1 Incorporation of Indenture.......................................................    36
     Section 8.2 Counterparts.....................................................................    36
     Section 8.3 Successors and Assigns...........................................................    36
     Section 8.4 Separability Clause..............................................................    36
     Section 8.5 Benefits of Fourth Supplemental Indenture........................................    36

                                      ii